Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EGALET CORPORATION, et al.,	)	Case No. 18 - ( )
)
	)	Joint Administration Requested
Debtors.(1))
)

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS DRAFT CHAPTER 11 PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

DECHERT LLP		YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael J. Sage (pro hac vice pending)		Robert S. Brady (No. 2847)
Brian E. Greer (pro hac vice pending)		Sean T. Greecher (No. 4484)
Stephen M. Wolpert (pro hac vice pending)		Rodney Square
Alaina Heine (pro hac vice pending)		1000 North King Street
Three Bryant Park		Wilmington, Delaware 19801
1095 Avenue of the Americas		Tel:	(302) 571-6600
New York, NY 10036		Fax:	(302) 571-1253
Tel:	(212) 698-3500
Fax:	(212) 698-3599

Dated: October 30, 2018

(1)                                 The Debtors in these chapter 11 cases, along with the last four digits of their respective federal tax identification numbers, are: Egalet Corporation (5334), Egalet US Inc. (6649), and Egalet Ltd. (Foreign).  The Debtors’ corporate headquarters and mailing address is located at 600 Lee Road, Suite 100, Wayne, PA 19087.

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INTRODUCTION

Egalet Corporation, Egalet US Inc., and Egalet Ltd., the above-captioned debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.(2)

The Chapter 11 Cases are being jointly administered pursuant to an order of the Court, and this Plan is being presented as a joint plan of reorganization of the Debtors.  Claims against, and Interests in, the Debtors (other than Administrative Claims, Professional Fee Claims, and Priority Tax Claims) are classified in Article II hereof and treated in Article IV hereof.

Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, properties, financial projections of future operations, and risk factors, together with a summary and analysis of this Plan.  All Claim and Interest holders entitled to vote on this Plan are encouraged to review the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

Subject to certain restrictions and requirements set forth herein and section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and subject to the Restructuring Support Agreement, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation (as such term is defined in section 1101 of the Bankruptcy Code).

(2)                                 Capitalized terms used in this Introduction shall have the meanings ascribed to them below.

I.

DEFINITIONS AND CONSTRUCTION OF TERMS

A.                                    Definitions.

Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

1.                                      “5.50% Convertible Notes” shall mean the 5.50% Convertible Senior Notes due 2020 issued by Egalet pursuant to the 5.50% Indenture.

2.                                      “5.50% Convertible Notes Claims” shall mean any and all Claims, including guarantee Claims against Egalet US Inc. or Egalet Ltd., arising under or related to the 5.50% Convertible Notes or the 5.50% Indenture.

3.                                      “5.50% Indenture” means that certain Indenture, dated as of April 7, 2015, between Egalet Corporation, as issuer, the guarantors from time to time party thereto, and The Bank of New York Mellon, as trustee, and all exhibits, amendments, and supplements thereto.

4.                                      “6.50% Convertible Notes” shall mean the 6.50% Convertible Senior Notes due 2024 issued by Egalet pursuant to the 6.50% Indenture.

5.                                      “6.50% Convertible Notes Claims” shall mean any and all Claims, including guarantee Claims against Egalet US Inc. or Egalet Ltd., arising under or related to the 6.50% Convertible Notes or the 6.50% Indenture.

6.                                      “6.50% Indenture” means that certain Indenture, dated as of December 27, 2017, among Egalet Corporation, as issuer, the guarantors party thereto, and The Bank of New York Mellon, as trustee, and all exhibits, amendments, and supplements thereto.

7.                                      “Ad Hoc Convertible Noteholder Committee” means that certain ad hoc committee of Supporting Noteholders, as in effect from time to time, represented by Akin Gump Strauss Hauer & Feld LLP.

8.                                      “Ad Hoc Secured Noteholder Committee” means that certain ad hoc committee of Supporting Noteholders, as in effect from time to time, represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

9.                                      “Administrative Claim” means a Claim for costs and expenses of administration of the Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving and operating the Estates; (b) any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses after the Petition Date, including for wages, salaries, or commissions for services, and payments for goods and other services and leased premises to the extent such indebtedness or obligations provided a benefit to the Debtors’ Estates; (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (d) the Transaction Expenses.

10.                               “Allowed” means, (i) with reference to a Professional Fee Claim, any such Claim with respect to which a request for payment is timely filed in accordance with Article III.B. of the Plan and expressly Allowed by the Final Order of the Court, (ii) with reference to a First Lien Secured Notes Claim, 5.50% Convertible Notes Claim, or 6.50% Convertible Notes Claim, any such Claim that is expressly Allowed by a Final Order of the Court or Allowed under this Plan (including as set forth in Article IV of the Plan), and (iii) with reference to a Contract Rejection Claim, any such Claim with respect to which a Proof of Claim is timely filed in accordance with Article VIII.C. of the Plan, which Proof of Claim has not been withdrawn and as to which Proof of Claim (a) no objection to allowance, request for estimation, or motion or other effort to subordinate or reclassify has been interposed prior to the expiration of the time for filing any such objection, or (b) the Claim asserted therein is expressly Allowed by a Final Order of the Court, provided that (x) any Claim that is allowed for the limited purpose of voting to accept or reject this Plan pursuant to an order of the Court shall not be considered “Allowed” for the purpose of Distributions hereunder, (y) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable.

11.                               “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including actions or remedies under sections 502, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553(b) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

12.                               “Backstop Commitment” means, if the Debtors elect to consummate the Rights Offering, the commitment of the Backstop Parties to purchase Unsubscribed Stock in accordance with the terms, and subject to the conditions set forth in the Backstop Commitment Agreement.

13.                               “Backstop Commitment Agreement” means, if the Debtors elect to consummate the Rights Offering, an agreement that may be entered into by and among the Backstop Parties and the Debtors by which the Backstop Parties shall commit to purchase shares of Unsubscribed Stock, which shall be in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko, and the Debtors (including, for the avoidance of doubt, any fees or expenses paid by the Debtors or the Reorganized Debtors pursuant to such Backstop Agreement).

14.                               “Backstop Parties” means, if the Debtors elect to consummate the Rights Offering, certain holders of 5.50% Convertible Notes Claims and/or 6.50% Convertible Notes Claims, in each case, who are signatories to the Backstop Commitment Agreement (and any Person to whom any Backstop Commitment is transferred in accordance with the terms, and subject to the conditions, set forth in the Backstop Commitment Agreement or who otherwise becomes a party to the Backstop Commitment Agreement in accordance with the terms, and subject to the conditions, set forth therein).

15.                               “Ballots” means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim (other than to holders not entitled to vote on this Plan) for, among other things, voting on the acceptance or rejection of this Plan.

16.                               “Bankruptcy Code” means chapter 11 of title 11 of the United States Code.

17.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local and chambers rules of the Court.

18.                               “Bar Date” means the applicable date on which a Proof of Claim must be filed as may be specifically fixed by an order of the Court or as set forth in the Plan.

19.                               “Bilateral Lock-up Agreements” means the bilateral lock-up agreements, if any, which may be entered into by certain holders of New Egalet Common Stock to be issued to such holders pursuant to the Plan on the Effective Date, the forms of which (if applicable) shall be filed with the Plan Supplement, and which shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

20.                               “Budget” has the meaning set forth in the Cash Collateral Orders.

21.                               “Business Day” means any day, other than a Saturday, Sunday or Legal Holiday (as defined in Bankruptcy Rule 9006(a)(6)).

22.                               “Cash” means the legal tender of the United States of America.

23.                               “Cash Collateral Orders” means, collectively, the Interim Cash Collateral Order and the Final Cash Collateral Order.

24.                               “Causes of Action” means any and all actions, claims, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, guaranties, Liens, indemnities, judgments, defenses, offsets, power, privileges, licenses, and franchises of any kind or character whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, non-contingent, foreseen, unforeseen, matured, unmatured, now-owned, hereafter acquired, disputed, undisputed, secured, or unsecured, and whether asserted or assertable directly or derivatively in law, equity, or otherwise, including Avoidance Actions or any other cause of action arising under the Bankruptcy Code, unless, to the extent such Cause of Action is a Cause of Action held by one or more Debtors or Reorganized Debtors, such Cause of Action is otherwise waived or released by the Debtor(s), with the consent of the Required Supporting Noteholders (which consent shall not be unreasonably withheld, conditioned, or delayed), or by the Reorganized Debtor(s).

25.                               “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Court.

26.                               “Claim” means any claim, as such term is defined in section 101(5) of the Bankruptcy Code, against a Debtor.

27.                               “Claims Not Subject to Allowance” means Administrative Claims (other than a Professional Fee Claim), Priority Tax Claims, Other Priority Claims, Other Secured Claims, General Unsecured Claims, and Intercompany Claims.

28.                               “Claims Subject to Allowance” means Professional Fee Claims, First Lien Secured Notes Claim, 5.50% Convertible Notes Claim, and 6.50% Convertible Notes Claim.

29.                               “Class” means a class of Claims or Equity Interests as classified under this Plan.

30.                               “Collateral” means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

31.                               “Commitment Premium Stock” means New Egalet Common Stock, representing, in the aggregate, the percentage of the Rights Offering Stock as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) set forth in the Backstop Commitment Agreement, to be issued to and allocated among the Backstop Parties in accordance with the Backstop Commitment Agreement pursuant to and as consideration for the obligations under the Backstop Commitment Agreement (subject to dilution only by the Management Incentive Plan).

32.                               “Confirmation Date” means the date upon which the Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

33.                               “Confirmation Hearing” means the confirmation hearing held by the Court pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

34.                               “Confirmation Order” means the order of the Court, in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko, confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

35.                               “Contract Rejection Claim” means any unsecured Claim for damages arising from the rejection by any of the Debtors of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code.

36.                               “Convertible Director” has the meaning set forth in Article V.B. hereof.

37.                               “Convertible Notes Indentures” means the 5.50% Indenture and the 6.50% Indenture.

38.                               “Convertible Notes Claims” means the 5.50% Convertible Notes Claims and the 6.50% Convertible Notes Claims.

39.                               “Convertible Notes Trustee” means The Bank of New York Mellon in its capacities as trustee under the 5.50% Indenture and the 6.50% Indenture.

40.                               “Court” means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

41.                               “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases, if any, as constituted from time to time.

42.                               “Cure Notice” means a notice, in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko, to be filed with the Court listing the cure amounts of all Executory Contracts or Unexpired Leases to be assumed.

43.                               “Debtors” means Egalet Corporation, Egalet US Inc., and Egalet Ltd.

44.                               “Disbursing Agent” means the Debtors or the Reorganized Debtors, or any Person designated by the Debtors (with the consent of the Required Supporting Noteholders, which consent shall not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors to serve as a disbursing agent, or to assist the Debtors or the Reorganized Debtors in the making of Distributions, under this Plan.

45.                               “Disclosure Statement” means the written disclosure statement that relates to this Plan, in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko, as approved by the Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time in accordance with the Restructuring Support Agreement and the Purchase Agreement.

46.                               “Disputed” means, with reference to any Claim Subject to Allowance, any Claim that has not been Allowed.

47.                               “Distribution” means the distribution in accordance with this Plan of (a) Cash, (b) New Securities, (c) New Secured Notes, (d) Subscription Rights, or (e) other forms of consideration, as the case may be.

48.                               “Effective Date” means the date to be selected by the Debtors with the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed) on which all conditions to the effectiveness of this Plan are either (a) satisfied or (b) waived in accordance with Article X.C. hereof, and on which this Plan is declared effective.

49.                               “Eligible Holder” means an accredited investor or qualified institutional buyer, as such terms are defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

50.                               “Equity Interest” or “Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors (or Reorganized Debtors, as applicable), whether or not transferable, any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest, and any and all Claims that are otherwise determined by the Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest.

51.                               “Estates” means the chapter 11 estates of the Debtors, individually or collectively, as is appropriate in the context created by the commencement of and in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

52.                               “Excluded Releasing Party” means a holder of a Claim against any of the Debtors that was entitled to vote on the Plan, timely voted to reject the Plan, and checked the box on the applicable Court-approved Ballot indicating that they opt to not grant the releases provided in the Plan.

53.                               “Exculpated Party” means each of:  (a) the Debtors; (b) the Debtors’ current and former officers and directors; (c) the Creditors’ Committee, if any; (d) each member of the Creditors’ Committee, if any, in its capacity as such; (e) the Professionals retained by the Debtors and the Creditors’ Committee, if any and (f) each of the foregoing Entities’ current and former officers, directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents, managers, managing members, principals, and other representatives (each in their capacity as such), to the extent such employees, agents, and other representatives are fiduciaries of the Debtors’ Estates.

54.                               “Executory Contract” means a contract to which a Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

55.                               “Existing Equity Interests” means all issued and outstanding Equity Interests in Egalet Corporation, including any vested or unvested and exercised or unexercised options or warrants to acquire such Equity Interests.

56.                               “Existing Royalty Rights Agreements” means those certain royalty rights agreements, dated as of August 31, 2016 and January 18, 2017, between Egalet Corporation and each holder of First Lien Secured Notes.

57.                               “Final Cash Collateral Order” means the Final Order entered by the Court in the Chapter 11 Cases authorizing the use of cash collateral on a final basis in accordance with the Budget, in form and substance reasonably acceptable to the Required Supporting Noteholders and the Debtors.

58.                               “Final Order” means an order, ruling or judgment of the Court, or other court of competent jurisdiction, as entered on the docket of such court, the operation or effect of which has not been stayed, reversed, vacated, modified or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument or rehearing was filed or, if filed, shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

59.                               “First Lien Note Equity Distribution” means a number of shares of New Egalet Common Stock representing, in the aggregate, 19.38% of the New Egalet Common Stock as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) (subject to dilution only on account of the Management Incentive Plan), or New Warrants in lieu of all or any portion of such shares solely to the extent set forth in Article VII.C. hereof.

60.                               “First Lien Secured Notes” means the 13% Senior Secured Notes issued by Egalet pursuant to the First Lien Secured Notes Indenture.

61.                               “First Lien Secured Notes Claims” means any and all Claims arising under or related to the First Lien Secured Notes Indenture or the First Lien Secured Notes.

62.                               “First Lien Secured Notes Indenture” means that certain Indenture, dated as of August 31, 2016, between Egalet Corporation, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee and collateral agent, and all exhibits, amendments, and supplements thereto.

63.                               “First Lien Secured Notes Trustee” means U.S. Bank National Association in its capacities as trustee and collateral agent under the First Lien Secured Notes Indenture.

64.                               “General Unsecured Claim” means any Claim, other than an Administrative Claim, Professional Fee Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, First Lien Secured Notes Claim, 5.50% Convertible Notes Claim, 6.50% Convertible Notes Claim, or Intercompany Claim. General Unsecured Claims do not include, for the avoidance of doubt, any Claims that may be asserted relating to any Equity Interests in the Debtors.

65.                               “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

66.                               “Indemnification Obligation” means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution pursuant to charter, by-laws, contract, or otherwise.

67.                               “Indemnified Parties” means the Indenture Trustees and those individuals serving, immediately prior to the Effective Date, as members of the boards of directors (or comparable governing body) or officers of the Debtors.

68.                               “Indenture Trustees” means the First Lien Secured Notes Trustee and the Convertible Notes Trustee.

69.                               “Indentures” means the First Lien Secured Notes Indenture, the 5.50% Indenture, and the 6.50% Indenture.

70.                               “Intercompany Claims” means any Claim held by one of the Debtors against any other Debtor, including (a) any account reflecting intercompany book entries by a Debtor with respect to any other Debtor, (b) any Claim not reflected in book entries that is held by such Debtor against any other Debtor or Debtors, and (c) any derivative Claim asserted or assertable by or on behalf of a Debtor against any other Debtor or Debtors.

71.                               “Intercompany Interests” means any Interest held by one of the Debtors in any other Debtor.

72.                               “Interim Cash Collateral Order” means the order entered by the Court in the Chapter 11 Cases authorizing the use of cash collateral on an interim basis in accordance with the Budget entered on the docket of the Court on [DATE].

73.                               “Iroko” means Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands, together with its direct and indirect subsidiaries.

74.                               “Iroko Acquisition” means the acquisition by Reorganized Corp (or one or more of its direct or indirect subsidiaries) of the Transferred Assets (as defined in the Purchase Agreement) of Iroko in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

75.                               “Iroko Directors” has the meaning set forth in Article V.B. hereof.

76.                               “Joint Director” has the meaning set forth in Article V.B. hereof.

77.                               “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

78.                               “Litigation Rights” means all the Causes of Action, claims, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person (except to the extent such claims are expressly released under this Plan) that are to be retained by the Reorganized Debtors pursuant to Article IX.C hereof.

79.                               “Management Incentive Plan” means a customary incentive plan for management, in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko, and the Reorganized Debtors, to be implemented by the board of Reorganized Corp following the Effective Date, pursuant to which 10% of the New Egalet Common Stock outstanding as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) shall be reserved for participants on terms to be determined by such board after the Effective Date.

80.                               “New Egalet Common Stock” means the common stock in Reorganized Corp, par value $0.001 per share, to be issued on or after the Effective Date or upon exercise of the New Warrants.

81.                               “New Royalty Rights Agreement” means the new royalty rights agreement to be entered into on the Effective Date by the Reorganized Debtors and Iroko, which agreement shall (i) provide that holders thereof shall receive (based on their pro rata share of the New Secured Notes) a royalty payment equal to 1.5% of aggregate net sales of all of the Products (as defined in the New Secured Notes Indenture) through December 31, 2022, (ii) otherwise be on terms substantially similar to the Existing Royalty Rights Agreements (but, for the avoidance of doubt, with such royalty rights applying to all Products (as defined in the New Secured Notes Indenture)), and (iii) be in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko and the Debtors.

82.                               “New Secured Notes” means the new first-lien secured notes, which shall be in form and substance consistent with the Restructuring Support Agreement and the Purchase Agreement and reasonably acceptable to the Debtors, the Required Supporting Noteholders, and Iroko, to be issued as two series of notes pursuant to the New Secured Notes Indenture, in an aggregate principal amount of $95 million, with an interest rate of 13% per annum payable in cash semi-annually in arrears, with payment dates commencing May 1, 2020 for the Series A-1 Notes and May 1, 2019 for the Series A-2 Notes, with a maturity date of five (5) years from the Effective Date, and secured by the collateral set forth in the New Secured Notes Security Documents.

83.                               “New Secured Notes Indenture” means the indenture, governing the New Secured Notes, the form of which shall be filed with the Plan Supplement, which shall be in form and substance consistent with the Restructuring Support Agreement and the Purchase Agreement and reasonably acceptable to the Debtors, the Required Supporting Noteholders, and Iroko.

84.                               “New Secured Notes Security Documents” means a general security agreement and any other material documents granting a security interest in the collateral securing the New Secured Notes, the form of which documents shall be filed with the Plan Supplement, which shall be in form and substance consistent with the Restructuring Support Agreement and the Purchase Agreement and reasonably acceptable to the Debtors, the Required Supporting Noteholders, and Iroko.

85.                               “New Securities” means, collectively, the New Egalet Common Stock and the New Warrants.

86.                               “New Warrants” means a perpetual warrant issued by Reorganized Corp, with a nominal exercise price, to purchase a number of shares of New Egalet Common Stock equal to the number of shares that a Person entitled to receive New Egalet Common Stock hereunder would otherwise have received had it not elected to receive New Warrants in lieu thereof, the terms of which will provide that it will not be exercisable unless such exercise otherwise complies with applicable law, the form of which warrant is reasonably acceptable to the Debtors, the Required Supporting Noteholders, and Iroko.

87.                               “Note” means any First Lien Secured Note, 5.50% Convertible Note, or 6.50% Convertible Note.

88.                               “Noteholder” means any holder of a Note.

89.                               “Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim, a Professional Fee Claim, or a Priority Tax Claim that is entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7), or (9) of the Bankruptcy Code, to the extent such Claim has not already been paid during the Chapter 11 Cases.

90.                               “Other Secured Claims” means any Claim (other than the First Lien Secured Notes Claims) that is (i) secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, (ii) in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

91.                               “Person” means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit (as defined in the Bankruptcy Code) or any political subdivision thereof, or any other entity.

92.                               “Petition Date” means October 30, 2018.

93.                               “Plan” means this “Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code”, as amended or modified from time to time in accordance with the terms of the Restructuring Support Agreement, the Purchase Agreement, and hereof, together with all addenda, exhibits, schedules or other attachments, if any.

94.                               “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to this Plan, which shall be filed by the Debtors no later than ten (10) calendar days before the Confirmation Hearing or such later date as may be consented to by the Required Supporting Noteholders and Iroko and approved by the Court on notice to parties in interest, and additional documents filed with the Court prior to the Effective Date as amendments to the Plan Supplement, each of which shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth on the exhibits attached hereto, where applicable, and, without limiting the foregoing, shall be reasonably acceptable in form and substance to the Debtors, the Required Supporting Noteholders, and Iroko. The Plan Supplement shall include the following documents, among others: the form of New Royalty Rights Agreement, the form of amended and restated Existing Royalty Rights Agreements, the Schedule of Rejected Contracts and Leases, the form of New Secured Notes Indenture, the form of New Secured Notes Security Documents, the form of any other documents relating the New Secured Notes, the terms of New Egalet Common Stock, the form of the New Warrants and the warrant agreement governing the New Warrants, the form of Reorganized Corp Certificate of Incorporation, the form of Reorganized Corp By-Laws, the form of any other documents relating to the governance of Reorganized Corp, the form of Reorganized Corp Shareholder Agreements (if any), the form of Bilateral Lock-up Agreements (if any), and, if the Debtors elect to consummate the Rights Offering, the Rights Offering Procedures and the Backstop Commitment Agreement.

95.                               “Priority Tax Claim” means any unsecured Claim that is entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

96.                               “Professional” means any Person employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred during the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

97.                               “Professional Fee Claim” means an Administrative Claim for reasonable compensation of a Professional for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date.

98.                               “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount and funded by the Debtors on the Effective Date, pursuant to Article II.A.2(b) of the Plan.

99.                               “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.C.3. of the Plan.

100.                        “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class and in any other Class entitled to share in the same recovery as such Allowed Claim under this Plan.

101.                        “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

102.                        “Purchase Agreement” means that certain asset purchase agreement, dated as of October 30, 2018, by and among Egalet Corporation (and one or more of its direct or indirect subsidiaries) and Iroko Pharmaceuticals Inc. (and one or more of its direct or indirect subsidiaries) (including, without limitation, all exhibits, supplements, appendices, and schedules thereto), as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, which amendment, modification, or supplement shall be in form and substance reasonably acceptable to the Required Supporting Noteholders, attached hereto as Exhibit A.

103.                        “Record Date” means, for purposes of making distributions under this Plan on account of Allowed Claims, the Confirmation Date or such other date as established by the Court; provided, however, that such Record Date shall not apply to distributions under the Plan to holders of Convertible Notes Claims and First Lien Secured Notes Claims.

104.                        “Reinstated” means, with respect to a Claim, (a) in accordance with section 1124(1) of the Bankruptcy Code, being treated such that the legal, equitable, and contractual rights to which such Claim entitles its holder are left unaltered, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) having all prepetition and postpetition defaults with respect thereto other than defaults relating to the insolvency or financial condition of the Debtors or its status as Debtors under the Bankruptcy Code cured, (ii) having its maturity date reinstated, (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim’s acceleration, and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the holder thereof.

105.                        “Released Parties” means: (a) each Debtor; (b) each Reorganized Debtor; (c) each Supporting Noteholder; (d) the Indenture Trustees; (e) with respect to each of the foregoing Persons identified in subsections (a) through (d), such Person’s current and former affiliates, predecessors, successors and assigns, subsidiaries, investment managers, managed accounts or funds; and (f) with respect to each of the foregoing entities identified in clauses (a) through (e), each of such entities’ current and former officers, directors, shareholders, employees, investment advisors, members, managers, partners, principals, consultants, agents, attorneys, accountants, investment bankers, financial advisors, professionals, advisors, and representatives, and each of their respective heirs, executors, estates, servants and nominees; provided that no Excluded Releasing Party shall be a Released Party.

106.                        “Releasing Parties” means, collectively, in each case solely in its capacity as such:  (a) each Debtor; (b) each Reorganized Debtor; (c) each Supporting Noteholder; (d) the Indenture Trustees; (e) without limiting the foregoing, each holder of a Claim against any of the Debtors that (1) has voted to accept the Plan, (2) is deemed to accept the Plan, (3) whose vote to accept or reject the Plan was solicited but who did not timely vote either to accept or to reject the Plan, or (4) timely voted to reject the Plan and did not check the box on the applicable Court-approved Ballot indicating that they opt to not grant the releases provided in the Plan; (f) with respect to each of the foregoing parties under (a) through (e), each of such entities’ current and former affiliates, predecessors, successors and assigns, subsidiaries, investment managers, managed accounts or funds; and (g) with respect to each of the foregoing entities identified in clauses (a) through (f), each of such entities’ current and former officers, directors, shareholders, employees, investment advisors, members, managers, partners, principals, consultants, agents, attorneys, accountants, investment bankers, financial advisors, professionals, advisors, and representatives, and each of their respective heirs, executors, estates, servants and nominees.  For the avoidance of doubt, the Releasing Parties shall not include any Excluded Releasing Party.

107.                        “Reorganized Corp” means Egalet Corporation, as reorganized pursuant to this Plan on and after the Effective Date.

108.                        “Reorganized Corp By-Laws” means the by-laws of Reorganized Corp.

109.                        “Reorganized Corp Certificate of Incorporation” means the certificate of incorporation of Reorganized Corp.

110.                        “Reorganized Corp Constituent Documents” means the Reorganized Corp Certificate of Incorporation and the Reorganized Corp By-Laws, each of which shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

111.                        “Reorganized Corp Shareholder Agreements” means one or more shareholders agreements, if any, which may be entered into by certain holders of New Egalet Common Stock issued on the Effective Date, the forms of which (if applicable) shall be filed with the Plan Supplement, and which shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

112.                        “Reorganized Debtor” means each of the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

113.                        “Required Supporting Noteholders” means each of the Required Supporting Secured Noteholders and the Required Supporting Convertible Noteholders.

114.                        “Required Supporting Convertible Noteholders” means the Supporting Noteholders that members of the Ad Hoc Convertible Noteholder Committee holding at least 2/3 of the aggregate principal amount of Convertible Notes Claims held by all Supporting Noteholders that are members of the Ad Hoc Convertible Noteholder Committee.

115.                        “Required Supporting Secured Noteholders” means the Supporting Noteholders that are members of the Ad Hoc Secured Noteholder Committee holding at least 2/3 of the aggregate principal amount of First Lien Secured Notes Claims held by all Supporting Noteholders that are members of the Ad Hoc Secured Noteholder Committee.

116.                        “Restructuring” means the financial restructuring of the existing Claims against and Equity Interests in the Debtors pursuant to this Plan and the transactions contemplated herein.

117.                        “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of October 30, 2018, between the Debtors and the Supporting Noteholders, as the same may be amended or otherwise modified in accordance with its terms, and the exhibits attached thereto, attached as an exhibit to the Disclosure Statement.

118.                        “Rights Offering” means, at the election of the Debtors in consultation with the Required Supporting Noteholders, the offering of Subscription Rights to Eligible Holders to purchase the Rights Offering Stock at the Rights Offering Exercise Price, for an aggregate purchase price of the Rights Offering Amount.

119.                        “Rights Offering Amount” means $10,000,000.

120.                        “Rights Offering Exercise Price” means the purchase price for Rights Offering Stock, as set forth in the Rights Offering Procedures.

121.                        “Rights Offering Procedures” means the procedures governing the Rights Offering, which procedures, if the Debtors elect to consummate the Rights Offering, shall be included in the Plan Supplement, which shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

122.                        “Rights Offering Stock” means the number of shares of New Egalet Common Stock representing, in the aggregate, 19.38% of the New Egalet Common Stock as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) (subject to dilution only on account of the Management Incentive Plan) to be issued pursuant to the Rights Offering, including the Commitment Premium Stock, which number of shares shall be disclosed in the Rights Offering Procedures.

123.                        “Schedule of Rejected Contracts and Leases” means Schedule 1 to this Plan, which schedule (i) shall identify the Executory Contracts and Unexpired Leases to be rejected pursuant to this Plan, and (ii) may be amended by the Debtors at any time prior to the Effective

Date with the consent of the Required Supporting Noteholders and Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed.

124.                        “Secured Director” has the meaning set forth in Article V.B. hereof.

125.                        “Series A-1 Notes” means the New Secured Notes issued as “Series A-1 Notes” under the New Secured Notes Indenture.

126.                        “Series A-2 Notes” means the New Secured Notes Issued as “Series A-2 Notes” under the New Secured Notes Indenture.

127.                        “Subscription Rights” means the non-transferable, non-certificated subscription rights to be distributed, if the Debtors elect to consummate the Rights Offering, to holders of 5.50% Convertible Notes Claims and 6.50% Convertible Notes Claims that are Eligible Holders on a pro rata basis (based on the aggregate principal amount of 5.50% Convertible Notes Claims and 6.50% Convertible Notes Claims, collectively, held by such Eligible Holder on the record date to be established in connection with the Rights Offering) to purchase Rights Offering Stock in connection with the Rights Offering on the terms and subject to the conditions set forth in the Plan and the Rights Offering Procedures.

128.                        “Subordinated Claims” means any Claim that is subordinated by Final Order of the Court pursuant to section 510(b) or 510(c) of the Bankruptcy Code, including, but not limited to, all claims arising from or relating to the litigation brought against Egalet Corporation and certain of its current of former officers in the U.S. District Court for the Eastern District of Pennsylvania captioned Mineff v. Egalet Corp. et al., No. 2:17-cv-00390-MMB and Klein v. Egalet Corp. et al., No. 2:17-cv-00617-MMB including any appeals in connection with such litigation.

129.                        “Supporting Noteholders” means the beneficial holders (or investment advisors or managers executing and delivering the Restructuring Support Agreement for such beneficial holders) of Claims against any of the Debtors that are party to the Restructuring Support Agreement or such beneficial holders’ respective successors and permitted assigns.

130.                        “TIA” means the Trust Indenture Act of 1939.

131.                        “Transaction Expenses” means all reasonable and documented fees and expenses of (i) the members of the Ad Hoc Secured Noteholder Committee and their advisors (including Paul, Weiss, Rifkind, Wharton & Garrison LLP and any local counsel retained by the Ad Hoc Secured Noteholder Committee), (ii) the members of the Ad Hoc Convertible Noteholder Committee and their advisors (including Akin Gump Strauss Hauer & Feld, LLP and any local counsel retained by the Ad Hoc Convertible Noteholder Committee), (iii) cash in an amount equal to the fees and expenses of the First Lien Secured Notes Trustee , and (iv) cash in an amount equal to the fees and expenses of the Convertible Notes Trustee, in each case incurred in connection with the Restructuring or the Restructuring Support Agreement, in accordance with any fee reimbursement or engagement letters between any of the Debtors and such advisors (if applicable).

132.                        “Unexpired Lease” means a lease to which the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

133.                        “Unimpaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

134.                        “Unsubscribed Stock” means Rights Offering Stock that are not timely, duly and validly subscribed and paid for by the holders of Subscription Rights in accordance with the Rights Offering Procedures.

B.                                    Interpretation, Application of Definitions, and Rules of Construction.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined.  Capitalized terms in this Plan that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be.  The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular section or subsection in this Plan unless expressly provided otherwise.  The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included, and the words “includes” or “including” are deemed immediately followed by the phrase “without limitation”.  Captions and headings to Articles, Sections, and exhibits to this Plan are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan.  The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

C.                                    Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

D.                                    Consent Rights of Supporting Parties

Notwithstanding anything herein to the contrary, any and all consent rights of the respective parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the documents and instruments contained in the Plan Supplement, and any Definitive Documents (as defined in the Restructuring Support Agreement), including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers or other deviations under or from such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein.

II.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS AND CLAIMS NOT SUBJECT TO ALLOWANCE

A.                                    General Rules of Classification.

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims, as described below, have not been classified.  These Claims will be Unimpaired and, therefore, will not be entitled to vote to accept or reject this Plan.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

B.                                    Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those Classes are (i) Impaired or Unimpaired under this Plan, (ii) entitled to vote to accept or reject this Plan, and (iii) deemed to either accept or reject this Plan.  A Claim or Interest is designated in a particular Class only to the extent it falls within the description of that Class, and is classified in any other Class to the extent (if any) that a portion of such Claim or Interest falls within the description of such other Class.

Each Class of Claims and Equity Interests has been assigned a number below, from 1 to 10. For the purposes of classifying and treating Claims against and Equity Interests in each Debtor, Egalet Corporation has been assigned the letter A, Egalet US Inc. has been assigned the letter B, and Egalet Ltd. has been assigned the letter C.

Class	Designation	Status	Entitled to Vote
1A, 1B, 1C	Other Priority Claims	Unimpaired	No (deemed to accept)
2A, 2B, 2C	Other Secured Claims	Unimpaired	No (deemed to accept)
3A, 3B, 3C	First Lien Secured Notes Claims	Impaired	Yes
4A, 4B, 4C	Convertible Notes Claims	Impaired	Yes
5A, 5B, 5C	General Unsecured Claims	Unimpaired	No (deemed to accept)

6A, 6B, 6C	Intercompany Claims	Unimpaired	No (deemed to accept)
7A, 7B, 7C	Subordinated Claims	Impaired	No (deemed to reject)
8A	Existing Equity Interests	Impaired	No (deemed to reject)
9B, 9C	Intercompany Interests	Unimpaired	No (deemed to accept)

C.                                    Claims Not Subject to Allowance.

Until a Claim Not Subject to Allowance has been (i) paid in full in accordance with applicable nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code, or paid or otherwise disposed of on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (ii) otherwise satisfied or disposed of as determined by a court of competent jurisdiction, (a) the provisions of Articles VII.I., IX.D., IX.F., and IX.H. of the Plan shall not apply with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, and (c) the property of each Debtors’ Estates that vests in the applicable Reorganized Debtor pursuant to section IX.B. of the Plan shall not be free and clear of such Claims (provided that, for the avoidance of doubt, upon the satisfaction of either of the foregoing clauses (i) or (ii), clauses (a) through (c) of this sentence shall no longer apply).  Holders of Claims Not Subject to Allowance shall not be required to file a Proof of Claim with the Bankruptcy Court.  Holders of Claims Not Subject to Allowance who did not file Claims shall not be subject to any Claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable nonbankruptcy law to pursue their Claims against the Debtors or Reorganized Debtors or any other Person or Entity in any forum with proper jurisdiction over the parties. The Debtors, the Reorganized Debtors and any other Person or Entity shall retain all rights, legal or equitable defenses, counterclaims, rights of setoff, and rights of recoupment as to Claims Not Subject to Allowance to the extent such rights, defenses, counterclaims, rights of setoff and rights of recoupment exist under applicable nonbankruptcy law as augmented by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.  If the Debtors, the Reorganized Debtors or any other Person or Entity dispute any Claim Not Subject to Allowance, such dispute shall be determined, resolved or adjudicated in accordance with the applicable nonbankruptcy law as modified by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.  Notwithstanding the foregoing, any holder of a Claim Not Subject to Allowance who Files a Proof of Claim shall be subject to the Article VII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the retained jurisdiction of the Court under the Plan.

III.

TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS,
PRIORITY TAX CLAIMS, AND STATUTORY FEES

A.                                    Administrative Claims.

Except to the extent a holder of an Administrative Claim already has been paid during the Chapter 11 Cases or such holder agrees to less favorable treatment with respect to such holder’s Claim, each holder of an Administrative Claim (other than the Transaction Expenses) shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, its Administrative Claim, Cash equal to the unpaid portion of its Administrative Claim, to be paid on the latest of:  (a) the Effective Date, or as soon as reasonably practicable thereafter, (b) the date such Allowed Administrative Claim becomes due and payable, or as soon as reasonably practicable thereafter; or (c) such other date as may be agreed upon between the holder of such Administrative Claim and the Debtors (with the consent of the Required Supporting Noteholders) or the Reorganized Debtors, as the case may be.

B.                                    Professional Fee Claims.

1.                                      Final Fee Applications.  All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, counsel to each of the Supporting Noteholders, counsel to the Creditors’ Committee, if any, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court no later than sixty (60) days after the Effective Date.  Objections to any timely-filed Professional Fee Claims must be filed and served no later than fourteen (14) days following the timely filing of such Professional Fee Claims.  All such final requests will be subject to approval by the Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court in the Chapter 11 Cases.

2.                                      Professional Fee Escrow Account.  On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The full Allowed amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors, without any further action or order of the Court.

3.                                      Professional Fee Reserve Amount.  Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services before and as of the Effective Date and shall deliver such estimate to the Debtors no later than one Business Day before the Effective Date.  If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional incurred in rendering services before and as of the Effective Date.  Each Professional’s final request for payment of filed Professional Fee Claims, and the amounts payable on account of such Professional Fee Claims, shall not exceed such estimate.  The total amount estimated pursuant to this section shall comprise the Professional Fee Reserve Amount.

C.                                    Payment of the Transaction Expenses.

The Transaction Expenses payable by the Debtors shall constitute Allowed Administrative Claims and shall be paid on a current basis in full in Cash pursuant to (and subject to) the Restructuring Support Agreement without the need to file a proof of such Claim and without further order of the Court. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay the Transaction Expenses that have accrued and are unpaid as of the Effective Date.  Notwithstanding anything to the contrary in the Plan or the Restructuring Support Agreement, the Debtors and the Reorganized Debtors shall no longer be responsible for paying any Transaction Expenses incurred after the Effective Date.  For the avoidance of doubt, any Transaction Expenses incurred but not yet paid on or prior to the Effective Date shall be payable by the Reorganized Debtors after the Effective Date.

D.                                    Priority Tax Claims.

Except to the extent a holder of a Priority Tax Claim agrees to a different treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Priority Tax Claim, each such holder shall be paid, at the option of the Debtors, with the consent of the Required Supporting Noteholders, (i) in the ordinary course of the Debtors’ business, consistent with past practice; provided, however, that in the event the balance of any such Claim becomes due during the pendency of the Bankruptcy Cases and remains unpaid as of the Effective Date, the holder of such Claim shall be paid in full in Cash on the Effective Date, or (ii) in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

E.                                    Payment of Statutory Fees.

All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor.

IV.

TREATMENT OF CLASSIFIED CLAIMS AND
EQUITY INTERESTS

A.                                    Classes 1A, 1B, and 1C — Other Priority Claims.

1.                                      Classification.  Classes 1A, 1B, and 1C consist of all Other Priority Claims.

2.                                      Treatment.  Except to the extent that a holder of an Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each such holder shall be paid, to the extent such Claim has not already been paid during the Chapter 11 Cases, in full in Cash in the ordinary course of business by the Debtors or the Reorganized Debtors, as applicable, on or as soon as reasonably practicable after the Effective Date.

3.                                      Impairment and Voting.  Classes 1A, 1B, and 1C are Unimpaired under this Plan.  Holders of Other Priority Claims in Classes 1A, 1B, and 1C are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

B.                                    Classes 2A, 2B, and 2C - Other Secured Claims.

1.                                      Classification.  Classes 2A, 2B, and 2C consist of all Other Secured Claims.

2.                                      Treatment.  Except to the extent that a holder of an Other Secured Claim, together with the Debtors and the Required Supporting Noteholders, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Secured Claim, each such Other Secured Claim shall be Reinstated, or, at the option of the Debtors or the Reorganized Debtors with the consent of the Required Supporting Noteholders, each holder of an Other Secured Claim shall receive, either (i) Cash in the full amount of such Other Secured Claim, including any postpetition interest allowed pursuant to section 506(b) of the Bankruptcy Code, (ii) the net proceeds of the sale or disposition of the collateral securing such Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (iii) the collateral securing such Other Secured Claim, or (iv) such other Distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code on account of such Other Secured Claim.

3.                                      Impairment and Voting.  Classes 2A, 2B, and 2C are Unimpaired under this Plan.  Holders of Other Secured Claims in Classes 2A, 2B, and 2C are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

C.                                    Classes 3A, 3B, and 3C — First Lien Secured Notes Claims.

1.                                      Classification.  Classes 3A, 3B, and 3C consist of all First Lien Secured Notes Claims.

2.                                      Allowance.  The First Lien Secured Notes Claims shall be deemed Allowed on the Effective Date, without the necessity for any holder of First Lien Secured Notes Claims or the First Lien Secured Notes Trustee to file a Proof of Claim, in the aggregate principal amount of $80,000,000, plus accrued and unpaid interest with respect thereon in the amount of $1,155,556, plus a premium with respect thereto at the optional redemption price on the terms set forth in the First Lien Secured Notes Indenture in the amount of $7,200,000, plus any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, under the First Lien Secured Notes Indenture, including but not limited to the fees and expenses of the First Lien Secured Notes Trustee.

3.                                      Treatment.  On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, each holder of an Allowed First Lien Secured Notes Claim shall receive its Pro Rata share of (i) $50 million in aggregate principal amount of the Series A-1 Notes, (ii) the First Lien Note Equity Distribution, (iii) $20 million in cash, less the aggregate amount of Adequate Protection Payments (as defined in the Cash Collateral Orders) actually received by holders of First Lien Secured Notes Claims pursuant to the Cash Collateral Orders, and (iv) cash in an amount equal to the fees and expenses of the First Lien Secured Notes Trustee (as to which it is anticipated that the First Lien Secured Notes Trustee will exercise its contractual lien rights prior to distribution), to the extent not otherwise paid on or prior to the Effective Date, which will not be paid directly to any holder, but instead will be paid directly to the First Lien Secured Notes Trustee on account of any such fees and expenses; provided, however, that if the Debtors elect to consummate the Rights Offering, the shares of New Egalet Common Stock otherwise allocable to the First Lien Note Equity Distribution shall be distributed pursuant to the Rights Offering, and the holders of First Lien Secured Notes Claims shall receive $10 million in cash instead of the First Lien Note Equity Distribution.

4.                                      Impairment and Voting.  Classes 3A, 3B, and 3C are Impaired under this Plan.  Holders of First Lien Secured Notes Claims in Classes 3A, 3B, and 3C are entitled to vote to accept or reject this Plan.

D.                                    Classes 4A, 4B, and 4C — Convertible Notes Claims.

1.                                      Classification.  Classes 4A, 4B, and 4C consist of all Convertible Notes Claims.

2.                                      Allowance.  The Convertible Notes Claims shall be deemed Allowed, without the necessity for any holder of Convertible Notes Claims or the Convertible Notes Trustee to file a Proof of Claim, on the Effective Date in the aggregate principal amount of $48,538,000, plus accrued and unpaid interest with respect thereon in the amount of $ 1,320,272.56, plus any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, under the Convertible Notes Indentures.

3.                                      Treatment.  On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a holder of an Allowed Convertible Notes Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, each holder of an Allowed Convertible Notes Claim shall receive its Pro Rata share (based on the aggregate principal amount of Convertible Notes Claims) of (i) a number of shares of New Egalet Common Stock representing, in the aggregate, 31.62% of the New Egalet Common Stock as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) (subject to dilution only on account of the Commitment Premium Stock, if any, and the Management Incentive Plan), or New Warrants in lieu of all or any portion of such shares solely to the extent set forth in Article VII.C. hereof, and (ii) if the Debtors elect to consummate the Rights Offering and such holder is an Eligible Holder, the Subscription Rights.

4.                                      Impairment and Voting.  Classes 4A, 4B, and 4C are Impaired under this Plan.  Holders of Convertible Notes Claims in Classes 4A, 4B, and 4C are entitled to vote to accept or reject this Plan.

E.                                    Classes 5A, 5B, and 5C — General Unsecured Claims.

1.                                      Classification.  Classes 5A, 5B, and 5C consists of all General Unsecured Claims.

2.                                      Treatment.  On the Effective Date, or as soon thereafter as reasonably practicable, in full and final satisfaction, settlement, release, and discharge of and in exchange for such General Unsecured Claim, each holder of a General Unsecured Claim shall, at the discretion of the Debtors, and only to the extent such holder’s General Unsecured Claim was not previously paid pursuant to an order of the Court or otherwise: (i) have its General Unsecured Claim Reinstated as an obligation of the Reorganized Debtors, and be paid in the ordinary course of business in accordance with ordinary course terms, or (ii) receive such other treatment as may be agreed between such holder and the Reorganized Debtors.

3.                                      Impairment and Voting.  Classes 5A, 5B, and 5C are Unimpaired under this Plan.  Holders of General Unsecured Claims in Classes 5A, 5B, and 5C are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

F.                                     Class 6A, 6B, and 6C — Intercompany Claims.

1.                                      Classification.  Classes 6A, 6B, and 6C consist of all Intercompany Claims.

2.                                      Treatment.  On the Effective Date, except to the extent that a holder of an Intercompany Claim, with the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed), agrees to less favorable treatment (which less favorable treatment may include, among other things, cancellation) all Intercompany Claims shall be Reinstated.

3.                                      Impairment and Voting.  Classes 6A, 6B, and 6C are Unimpaired under this Plan.  Holders of Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

G.                                   Classes 7A, 7B, and 7C — Subordinated Claims.

1.                                      Classification.  Classes 7A, 7B, and 7C consist of all Subordinated Claims.

2.                                      Treatment.  Subordinated Claims shall be discharged, cancelled, released, and extinguished as of the Effective Date and the holders of Subordinated Claims shall neither receive Distributions nor retain any property under this Plan for or on account of such Subordinated Claims.

3.                                      Impairment and Voting.  Classes 7A, 7B, and 7C are Impaired under this Plan.  Holders of Subordinated Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

H.                                   Class 8A — Existing Equity Interests.

1.                                      Classification.  Class 8A consists of all Existing Equity Interests.

2.                                      Treatment.  Existing Equity Interests shall be discharged, cancelled, released, and extinguished as of the Effective Date and holders of Existing Equity Interests shall neither receive any Distributions nor retain any property under this Plan for or on account of such Equity Interests.

3.                                      Impairment and Voting.  Class 8A is Impaired under this Plan.  Holders of Existing Equity Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

I.                                        Class 9B and 9C — Intercompany Interests.

1.                                      Classification.  Classes 9B and 9C consists of all Intercompany Interests.

2.                                      Treatment.  On the Effective Date, except to the extent that a holder of an Intercompany Interest, with the consent of the Required Supporting Noteholders (which consent shall not be unreasonably withheld, conditioned, or delayed), agrees to less favorable treatment (which less favorable treatment may include cancellation) all Intercompany Interests shall be Reinstated.  No cash distributions shall be provided on account of Intercompany Interests.

3.                                      Impairment and Voting.  Classes 9B and 9C are Unimpaired under this Plan.  Holders of Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

J.                                      Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or Claim or Interest temporarily Allowed by the Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

K.                                   Acceptance or Rejection of this Plan.

1.                                      Presumed Acceptance.  Claims in Classes 1A, 1B, 1C, 2A, 2B, 2C, 5A, 5B, 5C, 6A, 6B, and 6C and Equity Interests in Classes 9B, and 9C are Unimpaired under the Plan.  The holders of such Claims and Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

2.                                      Voting Classes.  Claims in Classes 3A, 3B, 3C, 4A, 4B, and 4C are Impaired under this Plan and the holders of such Claims are entitled to vote to accept or reject this Plan.  If holders of Claims in a particular Impaired Class of Claims are given the opportunity to vote to accept or reject the Plan, but no holders of Claims in such Impaired Class of Claims vote to accept or reject this Plan, then such Class of Claims shall be deemed to have accepted this Plan.

3.                                      Deemed Rejection of Plan.  Subordinated Claims in Classes 7A, 7B, and 7C and Equity Interests in Class 8A are Impaired, and holders of such Claims and Equity Interests shall receive no Distributions.  The holders in such Classes are deemed to have rejected this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

L.                                    Nonconsensual Confirmation.

If less than all Impaired Classes accept this Plan, but at least one (1) Class of Claims Impaired under this Plan has accepted this Plan (and which Class’s acceptance is determined without inclusion of Claims of Insiders (as defined in the Bankruptcy Code)), the Debtors may seek to have the Court confirm this Plan under section 1129(b) of the Bankruptcy Code.

M.                                 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a) or 510(b) of the Bankruptcy Code or otherwise.

V.

PROVISIONS REGARDING CORPORATE GOVERNANCE OF
THE REORGANIZED DEBTORS

A.                                    Cancellation of Existing Equity Interests.

On the Effective Date, all Existing Equity Interests shall be cancelled in accordance with this Plan.

B.                                    Directors and Officers of the Reorganized Debtors.

On the Effective Date, the term of each member of the current boards of directors of the Debtors shall expire.  The board of Reorganized Corp on the Effective Date shall consist of seven members: (i) two members designated by Iroko (the “Iroko Directors”), (ii) the current Chief Executive Officer of Egalet Corporation, (iii) the current Chairman of the Board of Directors of Egalet Corporation, (iv) one member designated by the members of the Ad Hoc Secured Noteholder Committee after consultation with the current Chief Executive Officer of Egalet Corporation (the “Secured Director”), (v) one member designated by the members of the Ad Hoc Convertible Noteholder Committee after consultation with the current Chief Executive Officer of Egalet Corporation (the “Convertible Director”), and (vi) one member designated jointly by the mutual agreement of members of the Ad Hoc Secured Noteholder Committee, the members of the Ad Hoc Convertible Noteholder Committee, and Iroko after consultation with the current Chief Executive Officer of Egalet Corporation (the “Joint Director”).  The identity of the individuals that will serve on the new board of directors of the Reorganized Debtors and the officers of the Reorganized Debtors will be identified in the Plan Supplement.  Following the Effective Date, the appointment and removal of the members of the board of each of the Reorganized Debtors shall be governed by the terms of each Reorganized Debtor’s respective corporate governance documents, including, with respect to Reorganized Corp, the Reorganized Corp Shareholder Agreements.  On the Effective Date, the Reorganized Debtors shall enter into one or more agreements regarding board structure and director rights, which shall include provisions consistent in all material respects with the terms described on Exhibit B attached hereto and be in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

C.                                    Powers of Officers.

Subject to the terms of the Restructuring Support Agreement and the Purchase Agreement, the officers of the Debtors or the Reorganized Debtors, as applicable, shall have the power to (i) enter into, execute or deliver any documents or agreements that may be necessary and appropriate to implement and effectuate the terms of this Plan, and (ii) take any and all other actions that may be necessary and appropriate to effectuate the terms of this Plan, including the making of appropriate filings, applications or recordings, provided that such documents and agreements are in form and substance reasonably acceptable to the Required Supporting Noteholders and Iroko.

D.                                    Management Incentive Plan.

Following the Effective Date, the board of directors of Reorganized Corp shall adopt and implement the Management Incentive Plan, pursuant to which 10% of the New Egalet Common Stock outstanding as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) shall be reserved for participants on terms to be determined by the board of directors of Reorganized Corp after the Effective Date, which terms shall include, among others, a requirement that participants that are parties to employment agreements enter into a waiver to provide that, notwithstanding anything to the contrary therein, the consummation of the transactions contemplated pursuant to the Plan and/or the Purchase Agreement on the Effective Date will not constitute a “Change in Control” for purposes thereof.  The terms and conditions of the Management Incentive Plan, including the form, allocation, and any limitations on equity grants provided thereunder, shall be in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko and the Debtors.  Specific awards shall be as determined by the board of directors of Reorganized Corp (or, if applicable, a compensation committee established by such board) from time to time after the Effective Date.

E.                                    Benefit Plans.

Subject to the terms of the Purchase Agreement, as of and subject to the Effective Date, all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive compensation plans (including, but not limited to, the Egalet Corporation Annual Incentive Bonus Plan), and life, accidental death, and dismemberment insurance plans, and senior executive retirement plans, but expressly excluding any nonqualified deferred compensation plans that are treated as unfunded plan for tax purposes and Title I of ERISA, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under this Plan, and the Debtors’ obligations under all such agreements and programs shall survive the Effective Date of this Plan, without prejudice to the Reorganized Debtors’ rights under applicable nonbankruptcy law to modify, amend, or terminate the foregoing arrangements in accordance with the terms and provisions thereof, except for (i) such Executory Contracts or plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code), and (ii) such Executory Contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, benefits, contracts, or programs; provided, however that notwithstanding any rights of the Reorganized Debtors under applicable nonbankruptcy law to modify, amend, or terminate the Egalet Corporation Annual Incentive Bonus Plan, all bonuses due to employees under such plan for the calendar year 2018 shall be paid on or as soon as practicable after the Effective Date.

VI.

[RESERVED]

VII.

PROVISIONS REGARDING MEANS OF IMPLEMENTATION, DISTRIBUTIONS, AND RESOLUTION OF DISPUTED CLAIMS

A.                                    General Settlement of Claims.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to this Plan.  The entry of the Confirmation Order shall constitute the Court’s approval of the comprise and settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise and settlement is in the best interests of the Debtors, their Estates and the holders of Claims and Interests and is fair, equitable, and within the range of reasonableness.  Distributions made to holders of Allowed Claims in any Class are intended to be final.

B.                                    Iroko Acquisition.

On the Effective Date, Reorganized Corp (and one or more of its direct or indirect subsidiaries) shall consummate the Iroko Acquisition pursuant to the Purchase Agreement.  The Confirmation Order shall be deemed to constitute approval of the Purchase Agreement, the Iroko Acquisition, and all the transactions contemplated therein, and all actions to be taken, undertakings to be made, and obligations to be incurred in connection therewith, and authorization of Reorganized Corp (or one or more of its direct or indirect subsidiaries) to enter into and execute the Purchase Agreement and such other documents as may be required to effectuate the Iroko Acquisition.  In connection with the Iroko Acquisition and notwithstanding anything to the contrary in the Plan (including, without limitation, Article IV of the Plan), the Restructuring Support Agreement, or otherwise, Iroko shall receive the consideration set forth in the Purchase Agreement in accordance with the terms and conditions therein.

C.                                    Issuance of New Securities.

The issuance of New Securities by Reorganized Corp is authorized without the need for any further corporate action or without any further action by a holder of Claims or Interests.  On the Effective Date (or as soon as reasonably practicable thereafter), the New Egalet Common Stock shall be issued, subject to the provisions of this Plan, to (i) the holders of Allowed First Lien Secured Notes Claims, Allowed 5.50% Convertible Notes Claims, and Allowed 6.50% Convertible Notes Claims who are receiving New Egalet Common Stock pursuant to this Plan, and (ii) to the extent the Debtors elect to consummate the Rights Offering, the parties that exercise Subscription Rights and the Backstop Parties pursuant to the Rights Offering Procedures and the Backstop Commitment Agreement.  On the Effective Date, the New

Egalet Common Stock shall be issued to Iroko pursuant to the Purchase Agreement.  The amount of the New Egalet Common Stock to be issued pursuant to this Plan shall be disclosed in the Plan Supplement.  Notwithstanding anything to the contrary herein, (x) any Person entitled to receive more than 9.99% of the aggregate amount of New Egalet Common Stock issued as of the Effective Date (excluding New Egalet Common Stock issued pursuant to the Management Incentive Plan) or (y) with the consent of the Debtors and Iroko, any other Person entitled to receive New Egalet Common Stock hereunder, may elect to receive New Warrants on a one-for-one basis in lieu of all or any portion of the common shares of New Egalet Common Stock that would otherwise be issued to such Person under the Plan, provided that such Person notifies the Debtors in writing of such election no later than two (2) Business Days after the Confirmation Date, provided, further, that, with respect to clause (x), without the consent of the Debtors and Iroko, such Person may only elect to receive New Warrants in lieu of such portion of New Egalet Common Stock that would otherwise be issued to such Person under the Plan in excess of 9.99% of the aggregate amount of New Egalet Common Stock issued as of the Effective Date (excluding New Egalet Common Stock issued pursuant to the Management Incentive Plan).

All of the New Securities issued pursuant to this Plan shall be duly authorized and validly issued.  Each Distribution and issuance referred to in this Article VII shall be governed by the terms and conditions set forth herein applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance, including the Reorganized Corp Certificate of Incorporation, the Bilateral Lock-up Agreements (if applicable), and the Reorganized Corp Shareholder Agreements (if applicable).  Upon the Effective Date, the Reorganized Corp Certificate of Incorporation shall be deemed to become valid, binding and enforceable in accordance with its terms, and each holder of New Securities shall be bound thereby, without need for execution by any party thereto other than Reorganized Corp.  Certain holders of New Securities issued on the Effective Date may enter into the Bilateral Lock-up Agreements and/or Reorganized Corp Shareholder Agreements, the forms of which (if applicable) shall be filed with the Plan Supplement.

On the Effective Date, Reorganized Egalet shall be a registrant under the Securities Exchange Act of 1934, as amended. Each share of New Egalet Common Stock shall have the same rights, including with respect to voting, dividend and information rights.  The New Egalet Common Stock shall constitute a single class of equity securities in Reorganized Corp on the Effective Date and, other than securities issued or issuable under the Management Incentive Plan and the New Warrants, there shall exist no other equity securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Corp.  In addition, upon the reasonable request of the Required Supporting Secured Noteholders or the Required Supporting Convertible Noteholders, Reorganized Egalet shall enter into a registration rights agreement (or agreements) with the members of the Ad Hoc Secured Noteholder Committee and/or the Ad Hoc Convertible Noteholder Committee, as applicable, which shall in each case be reasonably acceptable to the Debtors, the Required Supporting Noteholders and Iroko, and which shall contain, among other things, shelf and piggyback registration rights.

The Reorganized Debtors shall use their reasonable best efforts to have the New Egalet Common Stock listed on The NASDAQ Capital Market or another U.S. national securities exchange as promptly as reasonably practicable after the Reorganized Debtors meet the initial listing requirements thereof, and prior to any such listing shall use its reasonable best efforts to qualify the New Egalet Common Stock for trading in the pink sheets//OTC Bulletin Board.

D.                                    Avoidance Actions.

On the Effective Date, the Reorganized Debtors shall retain the exclusive right to commence, prosecute, or settle all Causes of Action, including Avoidance Actions, as appropriate in accordance with the best interests of the Reorganized Debtors subject to the releases and exculpations contained in this Plan and the Cash Collateral Orders.

E.                                    Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, in each case in a manner consistent with the Restructuring Support Agreement and the Purchase Agreement and subject to the consent rights therein, the Reorganized Debtors may modify their corporate structure by means of any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporation transactions that may be advisable to result in a new corporate structure for the Reorganized Debtors and may take all actions as may be necessary or appropriate to effect such transactions, including any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion (including related formation) or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.  Prior to the Effective Date, the Debtors shall have obtained the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed) regarding their intentions with respect to the restructuring transactions.

F.                                     Corporate Action.

Upon the Effective Date, all corporate actions contemplated by this Plan shall be deemed authorized and approved in all respects, including (i) the transactions contemplated by Article VII.E hereof, (ii) the adoption and filing of appropriate certificates of incorporation and memoranda and articles of association and amendments thereto, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable law, (iii) the initial selection of managers, directors and officers for the Reorganized Debtors, (iv) the Distributions pursuant to this Plan, (v) the issuance of the New Securities and the New Secured Notes, (vi) the satisfaction of the conditions set forth in Article V of the Purchase Agreement, and (vii) all other actions contemplated by this Plan (whether to occur before, on, or after the Effective Date), in each case unless otherwise provided in this Plan.  All matters provided for under this Plan involving the corporate structure of the Debtors and Reorganized Debtors or corporate action to be taken by or required of a Debtor or a Reorganized Debtor will be deemed to occur and be effective as of the Effective Date, if no such other date is specified in such documents, and shall be authorized, approved, adopted and, to the extent taken prior to the Effective Date, ratified and confirmed in all respects and for all purposes without any requirement of further action by holders of Claims or Interests, directors of the Debtors or the Reorganized Debtors, as applicable, or any other Person, except to effect the filing of any new corporate governance documents respecting the Debtors, as necessary.

G.                                   Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the officers and directors of the boards of directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and the securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without need for any approvals, authorization, or consents except for those expressly required pursuant to the Restructuring Support Agreement, the Purchase Agreement, this Plan and applicable non-bankruptcy law.

H.                                   Reorganized Corp Certificate of Incorporation and By-Laws.

On or promptly after the Effective Date, Reorganized Corp will file the Reorganized Corp Certificate of Incorporation with the Secretary of State and/or other applicable authorities in its state of incorporation in accordance with the corporate laws of that state.  Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Reorganized Corp Certificate of Incorporation will prohibit the issuance of non-voting equity securities to the extent required thereby.  After the Effective Date, Reorganized Corp may amend and restate the Reorganized Corp Certificate of Incorporation and Reorganized By-Laws as permitted by the laws of its state of incorporation, and the Reorganized Corp Constituent Documents.  The Reorganized Corp Constituent Documents shall be substantially in the form set forth in the Plan Supplement.

I.                                        Cancellation of Securities and Agreements.

On the Effective Date, except as otherwise specifically provided for in this Plan, including as provided for in Article IX.L hereof: (1) the obligations of the Debtors under the Indentures and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the membership interests, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan) shall be released and discharged; provided, however, notwithstanding confirmation of this Plan or the occurrence of the Effective Date, any agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (1) allowing holders to receive Distributions under this Plan as provided herein and (2) allowing the Indenture Trustees to exercise their charging liens for the payment of their fees and expenses and for indemnification as provided in the applicable Indentures; provided, further, notwithstanding confirmation of this Plan or the occurrence of the Effective Date, Indentures shall continue in effect solely for the purposes of allowing the First Lien Secured Notes Claims, the 5.50% Convertible Notes Claims, and the 6.50% Convertible Notes Claims under this Plan; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order or this Plan, or result in any expense or liability to the Reorganized Debtors.

J.                                      Distributions in Respect of Allowed Claims.

1.                                      Record Date for Distributions.  As of the close of business on the Record Date, the various transfer registers for each of the Classes of Claims Subject to Allowance or Equity Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims Subject to Allowance or Equity Interests occurring on or after the Record Date, provided, however, that the foregoing shall not apply to any Convertible Notes Claims or First Lien Secured Notes Claims.  The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any Claims Subject to Allowance or Equity Interests occurring after the Record Date, provided, however, that the foregoing shall not apply to any Convertible Notes Claims or First Lien Secured Notes Claims.

2.                                      Date of Distributions.  Except as otherwise provided herein, Distributions and deliveries under this Plan with respect to Allowed Claims shall be made before the close of business on or as soon as reasonably practicable after the Effective Date.  In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

3.                                      Disbursing Agent.  Except as otherwise provided herein, all Distributions under this Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity (as defined in section 101(15) of the Bankruptcy Code) designated by the Reorganized Debtors to assist the Disbursing Agent on the Effective Date.  If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.  No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  If otherwise so ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

4.                                      Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all Distributions contemplated hereby, and (iii) exercise such other powers as may be vested in the Disbursing Agent by Final Order of the Court or pursuant to this Plan.

5.                                      Delivery of Distributions.

Except as otherwise provided herein, the Disbursing Agent shall make Distributions to holders of Claims at the address for each holder indicated on the Debtors’ records as of the date of any such Distribution unless such addresses are superseded by Proofs of Claim or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date.  If any Distribution to a holder of a Claim is returned as undeliverable, no further Distributions shall be made unless and until the Disbursing Agent is notified of the then-current address of such holder of the Claim, at which time all missed distributions shall be made to such holder of the Claim without interest.  Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such Distributions are claimed.  The Reorganized Debtors shall make reasonable efforts to locate holders of undeliverable Distributions.

Except as otherwise provided herein, all Distributions to holders of Allowed First Lien Secured Notes Claims, Allowed 5.50% Convertible Notes Claims, and Allowed 6.50% Convertible Notes Claims shall be governed by the applicable Indenture, and shall be deemed completed when made to their respective Indenture Trustees, who shall in turn make further Distributions in accordance with the applicable Indenture.

6.                                      Distribution of Cash.  Any payment of Cash by the Reorganized Debtors pursuant to this Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a bank selected by the Reorganized Debtors.

7.                                      Unclaimed Distributions.  Any Distribution under this Plan, other than a distribution of New Securities to holders of Notes, that is unclaimed six (6) months after the Disbursing Agent has delivered (or has attempted to deliver) such Distribution shall become the property of the Reorganized Debtor against which such Claim is asserted notwithstanding any federal or state escheat, abandoned or unclaimed property laws to the contrary, and the entitlement by the holder of such unclaimed Claim to such Distribution or any subsequent Distribution on account of such Claim shall be discharged and forever barred.  In the case of any unclaimed Distributions of New Securities that remain unclaimed for six (6) months after the Disbursing Agent has delivered (or attempted to deliver) such Distribution, such unclaimed New Securities shall be forfeited, and the holder of the Claim otherwise entitled to receive such New Securities shall have forever forfeited its right to receive any recovery or Distribution under this Plan on account of its Claim.

8.                                      Fractional New Securities and De Minimis Distributions.

Notwithstanding any other provision in this Plan to the contrary, no fractional units of New Securities shall be issued or distributed pursuant to this Plan.  Whenever any payment of a fraction of a unit of New Securities would otherwise be required under this Plan, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half Interests or less being rounded down and fractions in excess of a half of an Interest being rounded up.  Any holder whose Claim has been so rounded down shall not be entitled to receive any compensation whatsoever on account of such reduction.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole Interests, as the case may be, which remain to be allocated, the Reorganized Debtors shall allocate the remaining whole units to such holders by random lot or such other impartial method as the Reorganized Debtors deem fair, in their sole discretion. Upon the allocation of all of the whole New Securities authorized under this Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

9.                                      Interest on Claims.  Except as expressly provided for in this Plan, the Cash Collateral Orders, the Confirmation Order or any contract, instrument, release, settlement or other agreement entered into in connection with this Plan, or as required by applicable bankruptcy law, including sections 511 and 1129(a)(9)(C)-(D) of the Bankruptcy Code, post-Petition Date interest shall not be treated as accruing in respect of any Claim for purposes of determining the allowance of, and Distribution for or on account of, such Claim.

10.                               Withholding and Reporting Requirements.  In connection with this Plan and all instruments issued in connection therewith, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under this Plan shall be subject to any such withholding or reporting requirements.

11.                               Setoffs.  Except as otherwise expressly provided in this Plan, the Debtors and the Reorganized Debtors, as applicable, may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which Distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim.  Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

12.                               Allocation of Consideration.  To the extent that any Claim entitled to a Distribution under this Plan is comprised of indebtedness and, accrued but unpaid interest thereon, the consideration distributed to the holder of such Claim shall be treated as first satisfying the principal amount of such Claim (as determined for federal income tax purposes), and any remaining consideration shall be treated as satisfying accrued but unpaid interest.

K.                                   Resolution of Disputed Claims.

1.                                      Objections to Claims.  From and after the Effective Date, the Reorganized Debtors shall have the right to object to any and all Claims Subject to Allowance that have not been previously Allowed.  Any objections to such Claims (other than Professional Fee Claims) shall be filed and served on or before the later of (i) one hundred and eighty (180)

days after the Effective Date, and (ii) such later date as may be fixed by the Court upon a motion by the Reorganized Debtors without notice to any party or a hearing, which later date may be fixed before or after the date specified in clause (i) above.  No objection shall be required with respect to a Proof of Claim filed after the applicable Bar Date, and any and all such Claims shall be deemed disallowed unless otherwise ordered by the Court after notice and a hearing.  Objections to Professional Fee Claims shall be filed and served in accordance with Article III.B.

2.                                      Settlement of Claims.  Notwithstanding the requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Reorganized Debtors shall have the authority to settle or compromise any claim or objections or proceedings relating to the allowance of Claims as and to the extent deemed prudent and reasonable without further review or approval of the Court and without the need to file a motion or other document with the Court.  Nothing in this Article VII.K shall be deemed to affect or modify the applicable Bar Dates previously established in the Chapter 11 Cases.

3.                                      No Distributions Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of the disputed portion of such Claim until the disputed portion of such Claim becomes an Allowed Claim.

4.                                      Distributions after Allowance.  In the event that a Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall distribute to the holder of such Claim such holder’s Pro Rata portion of the property distributable with respect to the Class in which such Claim is classified herein.  To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any Distributions on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated Pro Rata to the holders of Allowed Claims in the same Class. Nothing set forth herein is intended to, nor shall it, prohibit the Reorganized Debtors, in their sole discretion, from making a Distribution on account of any Claim at any time after such Claim becomes an Allowed Claim.

5.                                      Interest on Disputed Claims.  Unless otherwise specifically provided for in this Plan or as otherwise required by sections 506(b), 511 or 1129(a)(9)(C)-(D) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final Distribution is made when and if such Disputed Claim becomes and Allowed Claim.

6.                                      Estimation of Claims.  The Debtors or the Reorganized Debtors may at any time request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Court has ruled on any such objection.  The Court will retain jurisdiction to estimate any Claim at any time during the pendency of litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Court estimates any Disputed Claim, such estimated amount shall constitute either (a) the Allowed amount of such Claim, (b) the amount on which a reserve is to be calculated for purposes of any reserve requirement to this Plan or (c) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Court.

L.                                    Issuance of New Secured Notes.

Subject to the terms hereof, on the Effective Date, to the extent applicable, the Reorganized Debtors shall execute and deliver the New Secured Notes Indenture and the New Secured Notes on the terms set forth in the New Secured Notes Indenture.  Confirmation of this Plan shall be deemed to constitute approval of the New Secured Notes Indenture and the New Secured Notes, and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations in connection with the New Secured Notes Indenture and the New Secured Notes.  All parties receiving the New Secured Notes under the Plan, upon receipt thereof, are deemed bound to the terms of the New Secured Notes Indenture and the New Secured Notes.  The indenture trustee and collateral trustee under the New Secured Notes Indenture shall be the indenture trustee under the First Lien Secured Notes Indenture or such other party chosen by the Debtors with the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed).

On the Effective Date, the New Secured Notes Indenture and the New Secured Notes shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms.  The financial accommodations to be extended pursuant to the New Secured Notes are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Secured Notes (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Secured Notes, (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Secured Notes, and (3) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) (except for any Lien subordination that is expressly permitted in the New Secured Notes Indenture) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.  The Reorganized Debtors and the entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The New Secured Notes Indenture will be qualified under the TIA. Section 316(a) of the TIA provides that, unless such provision is expressly excluded, noteholders holding a majority in principal amount may direct the time, method, and place of conducting any proceeding for any available remedy and may also waive any default and its consequences. Under Section 316(a) of the TIA, unless excluded from the indenture, securities owned by the obligor or an affiliate of the obligor must be disregarded for purposes of calculating the vote required to approve such proposals. However, the New Secured Notes Indenture will expressly exclude Section 316(a) of the TIA and instead the procedure for calculating votes for such proposals will be such that only the New Secured Notes owned by the Reorganized Debtors, or any person directly or indirectly controlled by the Reorganized Debtors, shall be disregarded.

M.                                 Rights Offering.

1.                                      Election of Debtors.  The Rights Offering shall be effectuated only if the Debtors, in consultation with the Required Supporting Noteholders, elect to do so.  No later than the deadline set forth in this Plan for filing the Plan Supplement, the Debtors shall file with the Court a notice stating whether the Debtors have elected to effectuate the Rights Offering.  If the Debtors elect not to effectuate the Rights Offering, the holders of 5.50% Convertible Notes Claims and 6.50% Convertible Notes Claims shall not receive Subscription Rights and the holders of Allowed First Lien Secured Notes Claims shall receive the First Lien Note Equity Distribution.

2.                                      Purpose.  In the event the Rights Offering is effectuated, the proceeds of the sale of the Rights Offering Stock shall be used to provide, on the Effective Date, a cash distribution of the Rights Offering Amount to the holders of Allowed First Lien Secured Notes Claims (on a Pro Rata basis) in the aggregate amount of the Rights Offering Amount.

3.                                      Subscription Rights. In accordance with the Rights Offering Procedures, each holder of Allowed 5.50% Convertible Notes Claims and/or Allowed 6.50% Convertible Notes Claims that is an Eligible Holder shall receive its pro rata share of Subscription Rights (based on the aggregate principal amount of 5.50% Convertible Notes Claims and 6.50% Convertible Notes Claims, collectively, held by such Eligible Holder on the record date to be established in connection with the Rights Offering) necessary to allow such Eligible Holder to purchase up to its respective share of Rights Offering Stock, should such Eligible Holder choose to exercise such Subscription Rights, pursuant to the terms set forth in the Plan and in the Rights Offering Procedures. Each Subscription Right shall represent the right to acquire one share of Rights Offering Stock for the Rights Exercise Price.

4.                                      Backstop Commitment.  In the event the Debtors elect to effectuate the Rights Offering in accordance with the Plan, the Debtors shall enter into the Backstop Commitment Agreement.

5.                                      Commitment Premium.  In the event the Debtors elect to effectuate the Rights Offering in accordance with the Plan, as consideration for the Backstop Parties’ commitment to purchase Unsubscribed Stock as set forth in the Backstop Commitment Agreement, on the Effective Date, Reorganized Corp shall issue to the Backstop Parties the Commitment Premium Stock (without payment of any additional consideration therefor)

pursuant to the terms, and subject to the conditions set forth in, the Backstop Commitment Agreement.

N.                                    New Royalty Rights Agreement.

On the Effective Date, the Reorganized Debtors shall enter into the New Royalty Rights Agreement with Iroko.  The Confirmation Order shall be deemed to constitute approval of the New Royalty Rights Agreement and all the transactions contemplated therein, and all actions to be taken, undertakings to be made, and obligations to be incurred in connection therewith, and authorization of the Reorganized Debtors to enter into and execute the New Royalty Rights Agreement and such other documents as may be required in connection therewith.

VIII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption and Rejection of Executory Contracts and Unexpired Leases.

Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan (including the Purchase Agreement), as of the Effective Date, all Executory Contracts (including, but not limited to, all license agreements) and Unexpired Leases governed by section 365 of the Bankruptcy Code to which any of the Debtors are parties are hereby assumed except for any Executory Contract or Unexpired Lease that (i) previously has been assumed or rejected by the Debtors in the Chapter 11 Cases, (ii) previously expired or terminated pursuant to its own terms; (iii) is specifically identified on the Schedule of Rejected Contracts and Leases, or (iv) is the subject of a separate motion to assume or reject such Executory Contract or Unexpired Lease filed by the Debtors under section 365 of the Bankruptcy Code prior to the Effective Date.  The Debtors reserve the right to amend the Schedule of Rejected Contracts and Leases at any time prior to the Effective Date, subject to the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed).

The Existing Royalty Rights Agreements shall be assumed by the Debtors, as amended and restated to (i) provide that the parties thereto shall receive (based on their pro rata share of the First Lien Secured Notes) a royalty payment equal to 1.5% of aggregate net sales of all of the Products (as defined in the Existing Royalty Rights Agreements) through the Effective Date and (ii) otherwise be on terms substantially similar to the New Royalty Rights Agreements.

B.                                    Cure.

Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any Executory Contract or Unexpired Lease to be assumed pursuant to Article VIII.A hereof, no later than ten (10) calendar days prior to the deadline to vote on the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code, and consistent with the requirements of section 365 of the Bankruptcy Code, file and serve the Cure Notice.  The parties to such Executory Contracts or Unexpired Leases to be assumed by the Debtors shall have fourteen (14) calendar days from service of such pleading to object to the cure amounts listed by the Debtors.  If there are any objections filed with respect thereto, the Court shall conduct a hearing to consider such cure amounts and any objections thereto.  The Debtors shall, subject to the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed), retain their right to (i) amend any cure amounts listed on the Cure Notice, or (ii) reject any of their Executory Contracts or Unexpired Leases (including any Executory Contracts or Unexpired Leases that are subject to a dispute concerning amounts necessary to cure any defaults), in each case at any time prior to the Effective Date.

C.                                    Contract Rejection Claims.

Any and all Proofs of Claim with respect to Contract Rejection Claims must be filed with the Court in accordance with the terms of the Final Order authorizing such rejection (which may be the Confirmation Order), but in no event later than thirty (30) days after the Effective Date to the extent an earlier time has not been established by the Court.  Any Contract Rejection Claim that is not filed within such time period will be forever barred from receiving any Distribution from the Debtors, their respective Estates and the Reorganized Debtors on account of such Contract Rejection Claim.

D.                                    Restrictions on Assignment Void.

Any Executory Contract or Unexpired Lease assumed or assumed and assigned shall remain in full force and effect to the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment, including based on any change of control provision. Any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease, terminates or modifies such Executory Contracts or Unexpired Leases or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition thereof (including on account of any change of control provision) on any such transfer or assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

No sections or provisions of any Executory Contract or Unexpired Lease that purport to provide for additional payments, penalties, charges, rent acceleration, or other financial accommodations in favor of the non-debtor third party thereto shall have any force and effect with respect to the transactions contemplated hereunder, and such provisions constitute unenforceable anti-assignment provisions under section 365(f) of the Bankruptcy Code and are otherwise unenforceable under section 365(e) of the Bankruptcy Code.

E.                                    Workers’ Compensation and Insurance Programs.

(i) All applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (ii) all of the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation, workers’ compensation insurance, and all other forms of insurance are treated as Executory Contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero dollars.

IX.

EFFECT OF CONFIRMATION OF THIS PLAN

A.                                    Continued Corporate Existence.

Except as otherwise provided herein, including as provided with respect to Reorganized Corp in Article V.B hereof, or as may be provided in the Plan Supplement or the Confirmation Order, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, or limited liability company, as the case may be, with all the powers thereof, pursuant to the applicable law in the jurisdiction in which each applicable Reorganized Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and by-laws (or other formation documents) are amended by the Plan and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

B.                                    Vesting of Assets.

Except as otherwise provided in this Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date all property in each Estate, all Causes of Action, and any other property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens granted to secure the New Secured Notes, Liens securing any Other Secured Claims that are Reinstated pursuant to the Plan, and any Liens applicable to any capitalized leases existing on the Effective Date).  On and after the Effective Date, except as otherwise provided in this Plan, each Reorganized Debtor may operate its business and conduct its affairs, and may use, acquire, or dispose of its property and assets and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

C.                                    Preservation of Causes of Action.

Subject to the releases and exculpations set forth in the Plan and the Cash Collateral Orders, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall retain all Litigation Rights, and nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such Litigation Rights.  The Debtors may (but are not required to) enforce all Litigation Rights and all other similar claims arising under applicable state laws, including fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code.  Except as otherwise set forth in this Plan, the Debtors (with the consent of the Required Supporting Noteholders, which consent shall not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable, shall determine whether to bring, settle, release, compromise, or enforce any such Litigation Rights (or decline to do any of the foregoing), and shall not be required to seek further approval of the Court for such action.  Except as otherwise set forth in this Plan, the Debtors, the Reorganized Debtors, or any successors thereof may pursue such Litigation Rights in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

D.                                    Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of any and all Claims and Causes of Action (whether known or unknown) against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property or assets shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program which occurred prior to the Effective Date), and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim or Interest based upon such Claim, debt, right, or Interest was filed, is filed, or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interests based upon such Claim, debt, right, or Interest is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan.  The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the terms thereof and the occurrence of the Effective Date.

E.                                    Releases by the Debtors of Certain Parties.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EFFECTIVE AS OF THE EFFECTIVE DATE, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY WILL BE DEEMED RELEASED BY EACH DEBTOR AND ITS ESTATE FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF ANY DEBTOR, THEIR CHAPTER 11 ESTATES, OR ANY REORGANIZED DEBTOR, AS APPLICABLE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST OR INTEREST IN ANY OF THE DEBTORS OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE RESTRUCTURING (INCLUDING, BUT NOT LIMITED TO, THE IROKO ACQUISITION), THE

CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PURCHASE, SALE, TRANSFER OR RESCISSION OF THE PURCHASE, SALE OR TRANSFER OF ANY DEBT, SECURITY, ASSET, RIGHT, OR INTEREST OF ANY DEBTOR OR ANY REORGANIZED DEBTOR, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM AGAINST OR INTEREST IN ANY OF THE DEBTORS THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OR ANY ALLEGED RESTRUCTURING OR REORGANIZATION OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS PRIOR TO OR IN THE CHAPTER 11 CASES (INCLUDING THE RESTRUCTURING), THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DOCUMENTS OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS RELATED TO THE RESTRUCTURING (INCLUDING THE RESTRUCTURING SUPPORT AGREEMENT AND ANY DOCUMENTS RELATED TO THE IROKO ACQUISITION), ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION (THE “COMPANY RELEASE”).  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE COMPANY RELEASE SHALL NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PERSON UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN (INCLUDING ANY CLAIMS, RIGHTS OR OBLIGATIONS ARISING UNDER OR RELATED TO THE NEW SECURED NOTES OR THE PURCHASE AGREEMENT).

F.                                     Releases by Non-Debtors.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGE AND RELEASE (AND EACH ENTITY SO DISCHARGED AND RELEASED SHALL BE DEEMED DISCHARGED AND RELEASED BY THE RELEASING PARTIES) THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF ANY DEBTOR, THEIR ESTATES, OR ANY REORGANIZED DEBTOR, AS APPLICABLE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR

COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST OR INTEREST IN ANY DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE RESTRUCTURING (INCLUDING THE IROKO ACQUISITION), THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PURCHASE, SALE, TRANSFER OR RESCISSION OF THE PURCHASE, SALE OR TRANSFER OF ANY DEBT, SECURITY, ASSET, RIGHT, OR INTEREST OF ANY OF THE DEBTORS OR ANY REORGANIZED DEBTOR, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM AGAINST OR INTEREST IN ANY OF THE DEBTORS THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OR ANY ALLEGED RESTRUCTURING OR REORGANIZATION OF CLAIMS AGAINST AND INTERESTS IN ANY OF THE DEBTORS PRIOR TO OR IN THE CHAPTER 11 CASES (INCLUDING THE RESTRUCTURING), THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DOCUMENTS OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS RELATED TO THE RESTRUCTURING (INCLUDING THE RESTRUCTURING SUPPORT AGREEMENT AND ANY DOCUMENTS RELATED TO THE IROKO ACQUISITION), ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION (THE “THIRD PARTY RELEASE”).  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE THIRD PARTY RELEASE SHALL NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PERSON UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN (INCLUDING ANY CLAIMS, RIGHTS OR OBLIGATIONS ARISING UNDER OR RELATED TO THE NEW SECURED NOTES OR THE PURCHASE AGREEMENT).

G.                                   Exculpation.

NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM, ANY CLAIM (INCLUDING ANY CAUSE OF ACTION), TO THE FULLEST EXTENT PERMITTED UNDER SECTION 1125(E) OF THE BANKRUPTCY CODE, RELATED TO ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF THE RESTRUCTURING EFFORTS OF THE DEBTORS, NEGOTIATION OF AND ENTRY INTO THE RESTRUCTURING SUPPORT AGREEMENT, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, FILING OR CONSUMMATION OF THE DISCLOSURE STATEMENT, THE PLAN, OR ANY EMPLOYEE BENEFIT PLAN, CONTRACT, INSTRUMENT, RELEASE, OR OTHER

AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE DISCLOSURE STATEMENT, THE PLAN (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE PLAN SUPPLEMENT AND THE EXHIBITS TO THE PLAN AND DISCLOSURE STATEMENT), THE PREPARATION OR FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE RESTRUCTURING TRANSACTIONS, AND THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF ANY SECURITIES OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER AGREEMENT OR ANY OBLIGATION, CAUSE OF ACTION, OR LIABILITY FOR ANY SUCH CLAIM; PROVIDED, HOWEVER, THAT THE FOREGOING “EXCULPATION” SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE, PROVIDED, HOWEVER, THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO, OR IN CONNECTION WITH, THE ABOVE REFERENCED DOCUMENTS, ACTIONS, OR INACTIONS.  THE EXCULPATED PARTIES HAVE PARTICIPATED IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE WITH REGARD TO THE SOLICITATION AND DISTRIBUTION OF THE SECURITIES PURSUANT TO THE PLAN, AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.  IN ADDITION TO THE FOREGOING, SOLELY TO THE EXTENT PROVIDED BY SECTION 1125(E) OF THE BANKRUPTCY CODE, THE DEBTORS, THE REORGANIZED DEBTORS, EACH SUPPORTING NOTEHOLDER, AND THE INDENTURE TRUSTEES SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY TO ANY ENTITY ON ACCOUNT OF SOLICITATION OR PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN OR THE OFFER, ISSUANCE, SALE, OR PURCHASE OF SECURITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING “EXCULPATION” IN THIS SENTENCE SHALL HAVE NO EFFECT ON CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

H.                                   Injunction.

THE SATISFACTION, RELEASE, AND DISCHARGE PURSUANT TO THIS ARTICLE IX SHALL ACT AS A PERMANENT INJUNCTION AGAINST ANY ENTITY COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF

PROCESS, OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIM, INTEREST, OR CAUSE OF ACTION SATISFIED, RELEASED, OR DISCHARGED UNDER THIS PLAN TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED BY THE BANKRUPTCY CODE, INCLUDING TO THE EXTENT PROVIDED FOR OR AUTHORIZED BY SECTIONS 524 OR 1141 OF THE BANKRUPTCY CODE.

WITHOUT LIMITING THE FOREGOING, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS AND INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO THIS ARTICLE IX, OR ARE SUBJECT TO EXCULPATION PURSUANT TO THIS ARTICLE IX, SHALL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES OR THE EXCULPATED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY SUCH CLAIMS OR INTERESTS; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (D) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED, EXCULPATED, OR SETTLED PURSUANT TO THE PLAN.

I.                                        Term of Bankruptcy Injunction or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.                                      Setoff or Recoupment.

Notwithstanding anything herein, in no event shall any holder of a Claim be entitled to setoff or recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, unless such holder preserves its right to setoff or recoupment by (i) filing a motion for authority to effect such setoff or recoupment on or before the Confirmation Date (regardless of whether such motion is heard prior to or after the Confirmation Date), or (ii) including in any timely-filed Proof of Claim that such holder asserts, has, or intends to preserve any right of recoupment or setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

K.                                   Preservation of Insurance.

Except as otherwise provided herein, the Debtors’ discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors or the Reorganized Debtors, including their officers and current and former directors, or any other person or entity.

L.                                    Indemnification Obligations.

The Debtors’ obligations to indemnify the Indemnified Parties shall survive and shall continue in full force and effect for the benefit of the Indemnified Parties, notwithstanding confirmation of and effectiveness of the Plan, and such indemnification shall include, but not be limited to, all actions taken in connection with the Restructuring Support Agreement, the filing of the Chapter 11 Cases and the Cash Collateral Orders.

X.

EFFECTIVENESS OF THIS PLAN

A.                                    Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of this Plan that the following provisions, terms and conditions are approved or waived pursuant to the provisions of Article X.C hereof:

1.                                      this Plan, the Plan Supplement, and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Debtors, the Required Supporting Noteholders, and Iroko;

2.                                      the Confirmation Order, in form and substance in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko, and the Debtors shall have been entered by the Court;

3.                                      the Confirmation Order shall have become a Final Order;

4.                                      the Iroko Acquisition shall have been approved by the Court and shall have been consummated or shall be consummated substantially concurrently with the occurrence of the Effective Date;

5.                                      all definitive documentation for the Restructuring, and all documents contemplated by the Restructuring Support Agreement and the Plan to be executed and delivered on or before the Effective Date, shall have been executed, delivered, and remain in full force and effect, which documentation shall be in form and substance reasonably acceptable to the Required Supporting Noteholders, Iroko and the Debtors;

6.                                      all requisite filings with governmental authorities and third parties shall have become effective (or shall have been waived by such governmental authority or third party), and all governmental authorities and third parties shall have approved or consented to the Restructuring (or waived the need for any such approval or consent), to the extent required;

7.                                      all outstanding Transaction Expenses due and owing as of the Effective Date shall have been paid in full, in Cash;

8.                                      the Restructuring Support Agreement shall remain in full force and effect and shall not have terminated; and

9.                                      the Professional Fee Escrow Account shall have been funded in accordance with the Plan.

B.                                    Waiver of Conditions.

The conditions to the Effective Date set forth in Article X.A hereof may be waived by the Debtors (with the consent of (i) with respect to all such conditions, the Required Supporting Noteholders, and (ii) with respect to all such conditions except the conditions to the Effective Date set forth in Article X.A.7., X.A.8., and X.A.9., Iroko, in each case which consent shall not be unreasonably withheld, conditioned, or delayed) without notice, leave or order of the Court or any formal action other than proceeding to confirm or consummate this Plan.

C.                                    Notice of Confirmation and Effective Date.

On or before five (5) Business Days after the occurrence of the Effective Date, the Reorganized Debtors shall mail or cause to be mailed to all holders of Claims and Interests a notice that informs such holders of (i) the entry of the Confirmation Order, (ii) the occurrence of the Effective Date, (iii) the deadline for submission of Professional Fee Claims, and (iv) such other matters as the Debtors deem appropriate.

D.                                    Effect of Failure of Conditions.

In the event that the Effective Date does not occur prior to termination of the Restructuring Support Agreement:  (a) the Confirmation Order shall be vacated; (b) no Distributions under this Plan shall be made; (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in this Plan shall (i) constitute or be deemed a waiver or release of any Claims against or any Equity Interests in  the Debtors or any other Person, (ii) prejudice in any manner any right, remedy or claim of the Debtors or any Person in any further proceedings involving the Debtors or otherwise, or (iii) be deemed an admission against interest by the Debtors or any other Person.

E.                                    Vacatur of Confirmation Order.

If a Final Order denying confirmation of this Plan is entered, or if the Confirmation Order is vacated, then this Plan shall be null and void in all respects, and nothing contained in this Plan shall (a) constitute or be deemed a waiver or release of any Claims against or any Equity Interests in the Debtors or any other Person, (b) prejudice in any manner any right, remedy or claim of the Debtors or any Person in any further proceedings involving the Debtors or otherwise, or (c) be deemed an admission against interest by the Debtors or any other Person.

F.                                     Revocation Withdrawal, or Non-Consummation.

The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date.  If the Debtors revoke or withdraw this Plan, the Confirmation Order is not entered, or the Effective Date does not occur, (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting the amount of any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (a) constitute or be deemed a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner any right, remedy or claim of the Debtors or any other Person in any further proceeding involving the Debtors or otherwise, or (c) constitute an admission against interest by the Debtors or any other Person.

XI.

RETENTION OF JURISDICTION

The Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.                                      to hear and determine motions for the assumption or rejection of Executory Contracts or Unexpired Leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom;

2.                                      to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date;

3.                                      to ensure that Distributions to holders of Allowed Claims are accomplished as provided herein;

4.                                      to resolve disputes as to the ownership of any Claim or Equity Interest;

5.                                      to hear and determine timely objections to Claims;

6.                                      to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

7.                                      to issue such orders in aid of execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

8.                                      to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

9.                                      to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 328, 330, 331 and 503(b) of the Bankruptcy Code;

10.                               to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan;

11.                               to hear and determine any issue for which this Plan requires a Final Order of the Court;

12.                               to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

13.                               to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for the Supporting Noteholders for services rendered and expenses incurred during the period commencing on the Petition Date through and including the Effective Date;

14.                               to hear and determine any Causes of Action preserved under this Plan under Bankruptcy Code sections 544, 547, 548, 549, 550, 551, 553, and 1123(b)(3);

15.                               to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge;

16.                               until the Effective Date, to hear and determine disputes arising under the Purchase Agreement;

17.                               to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided in Article IX of this Plan; and

18.                               to enter a final decree closing the Chapter 11 Cases.

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, then Article XI of this Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.  Notwithstanding anything to the contrary herein, any dispute arising under or in connection with the New Secured Notes, the New Secured Notes Indenture, or the New Secured Notes Security Documents shall be dealt with in accordance with the provisions of the applicable document.

XII.

MISCELLANEOUS PROVISIONS

A.                                    Modification of this Plan.

Subject to the limitations contained in this Plan: (1) the Debtors (with the consent of the Required Supporting Noteholders and Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed) reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors (with the consent of the Required Supporting Noteholders and Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify this Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

Entry of a Confirmation Order shall result in all modifications or amendments to this Plan occurring after the solicitation thereof being approved pursuant to section 1127(a) of the Bankruptcy Code.

B.                                    Dissolution of Creditors’ Committee.

If a Creditors’ Committee has been appointed, it shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date.  The Debtors and the Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

C.                                    Votes Solicited in Good Faith.

The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, managers, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under this Plan and, therefore, are not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer or issuance of the securities offered and distributed under this Plan.

D.                                    Obligations Incurred After the Effective Date.

Except as otherwise specifically provided for in this Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash all obligations including the reasonable legal, professional, or other fees and expenses related to the implementation of this Plan incurred by the Reorganized Debtors.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation of services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order or approval of the Court.

E.                                    Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns (other than federal tax returns) filed by any of them, or to be filed by any of them, for any and all taxable periods ending after the Petition Date through the Effective Date.

F.                                     Determination of Tax Filings and Taxes.

(a) For all taxable periods ending on or prior to, or including, the Effective Date, the Reorganized Debtors shall prepare and file (or cause to be prepared and filed) on behalf of the Debtors, all combined, consolidated or unitary tax returns, reports, certificates, forms or similar statements or documents for any group of entities that include the Debtors (collectively, “Group Tax Returns”) required to be filed or that the Reorganized Debtors otherwise deem appropriate, including the filing of amended Group Tax Returns or requests for refunds.

(b) The Reorganized Debtors shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes of the Debtors, including for any taxable period ending on or prior to, or including, the Effective Date.

G.                                   Governing Law.

Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements or instruments, in which case the governing law of such agreements shall control).  Corporate governance matters shall be governed by the laws of the state of incorporation or formation of the applicable Debtor.

H.                                   Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors (with the consent of the Required Supporting Noteholders and Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

I.                                        Exemption From Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer of property pursuant to the Plan, including (a) the issuance, transfer or exchange under this Plan of the New Securities, (b) the issuance of the New Secured Notes, including the granting of security interests or Liens in connection therewith, (c) the making or assignment of any lease or sublease, or (d) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with this Plan shall not be subject to any stamp, real estate transfer, mortgage, recording sales or use or other similar tax, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee or governmental assessment.

J.                                      Exemption for Issuance of New Securities, Subscription Rights, and Series A-1 Notes.

The issuance of the New Securities (including the issuance of New Egalet Common Stock upon exercise of the New Warrants) and the Subscription Rights, if applicable, and the Distribution thereof under this Plan, to the extent that they are deemed Securities (as defined in the Securities Act of 1933, as amended), shall be authorized and exempt from registration under the securities laws to the fullest extent permitted under section 1145 of the Bankruptcy Code, as of the Effective Date without further act or action by any person, unless required by provision of the relevant governance documents or applicable law, regulation, order or rule; and all documents evidencing the same shall be executed and delivered as provided for in this Plan or the Plan Supplement.

The issuance of the Series A-1 Notes and Distribution thereof under this Plan, to the extent that they are deemed Securities (as defined in the Securities Act of 1933, as amended), shall be authorized and exempt from registration under the securities laws to the fullest extent permitted under section 1145 of the Bankruptcy Code, as of the Effective Date without further act or action by any person, unless required by provision of the relevant governance documents or applicable law, regulation, order or rule; and all documents evidencing the same shall be executed and delivered as provided for in this Plan or the Plan Supplement.

K.                                   Waiver of Federal Rule of Civil Procedure 62(a).

The Debtors may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate this Plan immediately after entry of the Confirmation Order.

L.                                    Exhibits/Schedules.

All Exhibits and schedules to this Plan and the Plan Supplement are incorporated into and constitute a part of this Plan as if set forth herein.

M.                                 Notices.

All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors:

Egalet Corporation

600 Lee Road, Suite 100

Wayne, PA 19087

Telephone: (610) 833-4200

Facsimile:

Attention: General Counsel

with a copy to (which shall not constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Telephone: (212) 698-3500

Facsimile: (212) 698-3599

Attention: Michael J. Sage, Esq., Brian E. Greer, Esq. and Stephen M. Wolpert, Esq.

N.                                    Plan Supplement.

The Plan Supplement will be filed with the Clerk of the Court no later than ten (10) calendar days prior to the deadline to vote on the Plan, unless such date is further extended by order of the Court.  The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at “https://ecf.deb.uscourts.gov.”  Holders of Claims or Existing Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors in accordance with Article XII.N of this Plan or by accessing the website maintained by the Debtors’ claims and noticing agent at www.kccllc.net/egalet.

O.                                   Further Actions; Implementations.

Subject to the Restructuring Support Agreement, the Debtors shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other or further actions as may be necessary to effectuate or further evidence the terms and conditions of this Plan.  From and after the Confirmation Date, subject to the Restructuring Support Agreement, the Debtors shall be authorized to take any and all steps and execute all documents necessary to effectuate the provisions contained in this Plan.

P.                                     Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Court to be invalid, void, or unenforceable, the Court, at the request of the Debtors (with the consent of the Required Supporting Noteholders and Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Q.                                   Entire Agreement.

Except as otherwise indicated, this Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

R.                                    Binding Effect.

Subject to Article X of this Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan, the Plan Supplement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected this Plan), all entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in this Plan, and any and all non-Debtor parties to the executory contracts and unexpired leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any holder of a Claim or debt has voted on this Plan.

S.                                      No Change in Ownership or Control.

Consummation of this Plan is not intended to and shall not constitute a change in ownership or change in control, as defined in any employment or other agreement or plan in effect on the Effective Date to which a Debtor is a party.

T.                                    Substantial Consummation.

On the Effective Date, this Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code; provided, however, that nothing herein shall prevent the Debtors or any other party in interest from arguing that substantial consummation of this Plan has occurred prior to the Effective Date.

U.                                    Conflict.

The terms of this Plan shall govern in the event of any inconsistency with the summaries of this Plan set forth in the Disclosure Statement. In the event of any inconsistency or ambiguity between and among the terms of this Plan, the Disclosure Statement, and the Confirmation Order, the terms of the Confirmation Order shall govern and control.

Dated: October 30, 2018

Respectfully Submitted,

EGALET CORPORATION (for itself and all other Debtors)

By:	/s/DRAFT
Name:	Robert Radie
Title:	President and Chief Executive Officer

DECHERT LLP

Michael J. Sage (pro hac vice pending)

Brian E. Greer (pro hac vice pending)

Stephen M. Wolpert (pro hac vice pending)        Alaina Heine (pro hac vice pending)

Three Bryant Park

1095 Avenue of the Americas

New York, NY 10036

Tel:                           (212) 698-3500

Fax:                       (212) 698-3599

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady (No. 2847)

Sean T. Greecher (No. 4484)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Tel:                           (302) 571-6600

Fax:                       (302) 571-1253

Proposed Counsel to the Debtors and Debtors in Possession

EXHIBIT A

Purchase Agreement

EXHIBIT B

Reorganized Corp Governance Term Sheet

REORGANIZED CORP GOVERNANCE TERM SHEET

Amendments to the Reorganized Corp Constituent Documents

The Reorganized Corp Constituent Documents shall not be amended unless approved by (1) Iroko and (2) two out of three of the following: (x) prior to the first annual meeting of the Corporation following the Effective Date at which an election of directors is held (the “First Annual Meeting”), the Secured Director, the Convertible Director and the Joint Director and (y) following the First Annual Meeting, the First Independent Director, the Second Independent Director and the Third Independent Director (each as defined below).

Director Independence	The Secured Director, the Convertible Director and the Joint Director shall each be an “independent director” within the meaning of the Nasdaq Listing Rules and other applicable securities laws.

Director Nominations Following the Effective Date

Prior to the First Annual Meeting (which, subject to applicable law, shall be held on a date set by the Board but not sooner than 30 days prior to, nor later than 135 days following, the one year anniversary of  the Effective Date):

•                  the Secured Director shall nominate his or her successor for election at the First Annual Meeting (such successor, and such successor’s replacements, if any, the “First Independent Director,” and which, for the avoidance of doubt, may be the same Person as the Secured Director), and in the event of any vacancy prior to the First Annual Meeting or if the Secured Director is otherwise unable to nominate his or her successor for any reason, such vacancy shall be filled by the vote of a majority of the board of directors of Reorganized Corp other than the Secured Director and the Iroko Directors;

•                  the Convertible Director shall nominate his or her successor for election at the First Annual Meeting (such successor, and such successor’s replacements, if any, the “Second Independent Director,” and which, for the avoidance of doubt, may be the same Person as the Convertible Director), and in the event of any vacancy prior to the First Annual Meeting or if the Convertible Director is otherwise unable to nominate his or her successor for any reason, such vacancy shall be filled by the vote of a majority of the board of directors of Reorganized Corp other than the Convertible Director and the Iroko Directors; and

•                  the Joint Director shall nominate his or her successor for election at the First Annual Meeting (such successor, and such successor’s replacements, if any, the “Third Independent Director,” and which, for the avoidance of doubt, may be the same Person as the Joint Director), and in the event of any vacancy prior to the First Annual Meeting or if the Joint Director is otherwise unable to nominate his or her successor for any reason, such vacancy shall be filled by the vote of a majority of the board of directors of Reorganized Corp.

Any appointment, designation or nomination pursuant to the foregoing provisions by a majority of the board of directors of Reorganized Corp (subject to the applicable exceptions in the case of the Secured Director/First Independent Director and Convertible Director/Second Independent Director) is referred to herein as a “Board Majority Appointment.”

For the avoidance of doubt, following the First Annual Meeting, any appointments, designations, nominations, removals or replacements of any director shall be undertaken in accordance with the Reorganized Corp Constituent Documents, and none of the Secured Director, the Convertible Director, the Joint Director, the First Independent Director, the Second Independent Director or the Third Independent Director shall have any rights with respect thereto, other than in their respective capacities as holders of New Egalet Common Stock; provided, that prior to the Second Annual Meeting (as defined below) the First Independent Director, the Second Independent Director and the Third Independent Director may only be removed for cause.  Further, the term of the directors elected at the First Annual Meeting shall be until the next annual meeting of the Corporation, which shall be held on a date set by the Board in accordance with the Reorganized Corp Constituent Documents but, subject to applicable law, no sooner than 30 days prior to, or later than 30 days following, the one year anniversary of the First Annual Meeting (the “Second Annual Meeting”).

Related Party Transactions

Other than transactions and agreements contemplated by and approved pursuant to the Plan (including, without limitation, any exercise of preemptive rights pursuant to the provisions of described below or exercise of New Warrants) and any other agreements entered into on the Effective Date, none of the Reorganized Debtors shall enter into any transaction with Iroko, any of the Supporting Noteholders or any of their respective Affiliates(3) (collectively, the “Investors”) unless the terms of such transaction are approved by a majority of the disinterested directors on the board of directors of Reorganized Corp.

A “disinterested director” shall mean any director (x) that is a “disinterested director” with respect to such transaction under applicable law and (y) other than (i) with respect to any transaction to which Iroko or any of its Affiliates are a party, the Iroko Directors, the Joint Director and the Third Independent Director, (ii) with respect to any transaction to which any member of the Ad Hoc Secured Noteholder Committee or any of their respective Affiliates is a party, the Secured Director, the First Independent Director, the Joint Director and the Third Independent Director and (iii) with respect to any transaction to which any member of the Ad Hoc Convertible Noteholder Committee or any of their respective Affiliates is a party, the Convertible Director, the Second Independent Director, the Joint Director and the Third Independent Director; provided, that notwithstanding the foregoing clause (y), in the event that the First Independent Director, the Second Independent Director or the Third Independent Director is appointed pursuant to a Board Majority Appointment, such Person shall be a “disinterested director” for purposes of clause (y).

Preemptive Rights

Each of the Supporting Noteholders (so long as such Supporting Noteholder receives at least 2.5% of the New Egalet Common Stock issued on the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants but excluding, for the avoidance of doubt, any shares issuable pursuant to the Management Incentive Plan)) shall, for so long as such Person continues to hold at least 2.5% of the outstanding shares of New Egalet Common Stock (including as outstanding for such purpose any New Egalet Common Stock issuable upon exercise of the New Warrants), have the right to purchase or participate in, as applicable, its pro rata share (calculated on the basis of such Person’s fully-diluted ownership of New Egalet Common Stock at the time of determination) of any additional equity or debt financings or other capital raising transactions which the Debtors may propose from time to time, at the price and on the terms on which other investors or lenders in such offering purchase or participate; provided, that such preemptive rights shall not apply to (i) any transaction in which no other

(3)         The Affiliates of the Ad Hoc Secured Noteholder Committee shall be defined in a mutually acceptable manner so as not to include J.P. Morgan entities.

Investor participates or invests or (ii) any public offering or private placement of equity or debt securities that is marketed widely to third party investors (including, without limitation, a confidentially marketed public offering); provided, further that in the case of any transaction described in clause (ii), the Reorganized Corp will instruct the underwriter or placement agent in any such offering to provide the opportunity to each holder of preemptive rights to participate in such offering.

Reorganized Corp will provide each holder of preemptive rights with written notice of any transaction with respect to which such holder may exercise such preemptive rights at least 15 calendar days prior to the consummation of such transaction, and each such holder shall be required to exercise its preemptive rights within 10 calendar days after its receipt of such notice.

Notwithstanding the foregoing, if in the good faith determination of a majority of the members of the board of directors of Reorganized Corp, the failure to consummate such a financing transaction without giving effect to the Supporting Noteholders’ preemptive rights would result in a material adverse effect to the Debtors or their financial position, taken as a whole, the Debtors may propose and consummate such transaction without regard to the preemptive rights described above; provided, that, promptly following the consummation of such transaction, the holders otherwise eligible to exercise preemptive rights with respect to such transaction shall have the right to invest in securities or lend amounts to the Debtors at the price and on the terms on which other investors or lenders in such offering purchased or participated up to the amount that each such holder otherwise would have been eligible to purchase or participate in if the Debtors’ had complied with the preemptive rights provisions in described above in accordance with the terms thereof.

Termination

All rights described in this term sheet shall expire upon the 24 month anniversary of the Effective Date.  For the avoidance of doubt, such termination shall have no effect on the respective rights of any Person with respect to stockholder nominations, voting or otherwise in their capacities as holders of New Egalet Common Stock.